UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

SCHEDULE 14A

_____________________________

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

OPTIMIZERX CORPORATION

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of Annual Meeting of Stockholders

Date and Time

Wednesday, June 11, 2025, at 10:00 a.m. (EDT)

Meeting Access

Live Audio Webcast:
www.virtualshareholdermeeting.com/OPRX2025

Record Date

April 29, 2025

Items of Business

•        Proposal 1: Election as directors, the five persons named in the accompanying proxy statement as our Board of Directors’ nominees to serve on our Board until our 2026 Annual Meeting and until their successors are duly elected and qualified or until their earlier death, resignation, or removal.

YOUR VOTE IS IMPORTANT

visiting **www.proxyvote.com**

mailing your signed proxy card or voting instruction form

calling 1-800-690-6903

•        Proposal 2: Advisory (non-binding) approval of the compensation of OptimizeRx’s named executive officers.

•        Proposal 3: Ratification of UHY LLP as OptimizeRx’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

•        Consideration of any other business properly brought before the Annual Meeting or any postponements or adjournments thereof.

This year’s Annual Meeting of Stockholders will be an entirely virtual meeting conducted via live webcast. The Annual Meeting format will be a live audio webcast where you can view presentation materials made available online. There will be no physical in-person meeting. Additional information regarding attending the Annual Meeting online, voting your shares, and submitting questions in advance of the Annual Meeting can be found in the accompanying proxy statement.

Eligibility to Vote

Only stockholders of record, as of the close of business on April 29, 2025, are entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof.

This Notice of Annual Meeting of Stockholders, the accompanying proxy statement, form of proxy and the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is not a part of the proxy solicitation materials, are being distributed and made available to our stockholders starting on or about April 30, 2025.

Your vote is important. Whether or not you attend the meeting, we urge you to vote promptly.

By Order of the Board of Directors
/s/ Lynn O’Connor Vos
Lynn O’Connor Vos
Waltham, MA	Chairperson
April 30, 2025

This Notice of Annual Meeting of Stockholders, the accompanying proxy statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available at www.proxyvote.com.

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PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting. References in this proxy statement to the “Company,” “OptimizeRx,” “we,” “us,” and “our” refer to OptimizeRx Corporation, a Nevada corporation. References in this proxy statement to the “Annual Meeting” also refer to any adjournments, postponement, or changes in location of the Annual Meeting, to the extent applicable. This proxy statement, form of proxy and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are being distributed and made available to our stockholders starting on or about April 30, 2025. Our principal executive offices are located at 260 Charles Street, Suite 302, Waltham, MA 02453.

Annual Meeting Information

Date and Time:	June 11, 2025 at 10:00 a.m., Eastern Daylight Time
Meeting Access:	Live Audio Webcast: www.virtualshareholdermeeting.com/OPRX2025
Record Date:	April 29, 2025
Voting:	Stockholders have one vote per share on all matters presented at the Annual Meeting

This year’s Annual Meeting of Stockholders will be an entirely virtual meeting. You will be able to attend the Annual Meeting and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/OPRX2025. The Annual Meeting format will be a live audio webcast where you can view presentation materials made available online. There will be no physical in-person meeting. You may submit questions in advance of the meeting via the internet at www.proxyvote.com. You can submit a question up to 11:59 p.m. EDT on June 10, 2025. Please see “Questions and Answers About the Annual Meeting” for more information regarding the Annual Meeting.

Even if you plan to attend the virtual Annual Meeting, please vote your shares in advance so that your vote will be counted if you later decide not to attend the virtual Annual Meeting.

Voting Matters and the Board’s Recommendation

Agenda Item	Board Vote Recommendation	Page Reference
Election as directors the five persons named in this proxy statement as our Board of Directors’ nominees to serve on our Board until our 2026 Annual Meeting and until their successors are duly elected and qualified or until their earlier death, resignation, or removal.	FOR each Director Nominee	6
Advisory (non-binding) approval of the compensation of OptimizeRx’s named executive officers	FOR	40
Ratification of UHY LLP as OptimizeRx’s independent registered public accounting firm for the fiscal year ending December 31, 2025	FOR	44

In addition to these matters, stockholders may be asked to vote on such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why did I receive these proxy materials?

This proxy statement, form of proxy, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (which is not a part of the proxy solicitation materials) are being distributed and made available to our stockholders starting on or about April 30, 2025. We are providing these proxy materials in connection with the solicitation by the Board of proxies to be voted at our 2025 Annual Meeting of Stockholders and at any adjournment or postponement of such meeting.

When and where will the Annual Meeting be held?

The Annual Meeting will be held in virtual format only through a live video webcast.

Date:	Wednesday, June 11, 2025
Time:	10:00 a.m., Eastern Daylight Time
Location:	Live Audio Webcast: www.virtualshareholdermeeting.com/OPRX2025

Who is entitled to vote at the Annual Meeting?

Holders of record of OptimizeRx common stock at the close of business on April 29, 2025, are entitled to receive the Notice of Annual Meeting and proxy statement and to vote their shares at the Annual Meeting and any adjournment or postponement thereof. As of that date, there were 18,493,447 shares of the Company’s common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

What constitutes a quorum for the Annual Meeting?

The presence, online or by proxy (regardless of whether the proxy has authority to vote on any matter), of the holders of at least a majority of the voting power of the Company’s common stock, shall constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes are counted for purposes determining whether there is a quorum.

How can I attend and participate in the Annual Meeting?

To attend and participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/OPRX2025 and enter the 16-digit control number included on your proxy card. The virtual Annual Meeting will begin promptly at 10:00 a.m. (EDT) on Wednesday, June 11, 2025. You may log in beginning at 9:30 a.m. (EDT).

We encourage you to access the virtual Annual Meeting prior to the start time leaving ample time to confirm that your Internet or Wi-Fi connection is sufficient to access the features of the virtual Annual Meeting, and to allow sufficient time to check in. The virtual meeting platform is supported across browsers (Edge, Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and mobile phones) that have the most updated version of applicable software and plugins installed. You should ensure that you have a strong Wi-Fi connection wherever you intend to participate in the Annual Meeting. While there is no fee to attend the virtual Annual Meeting, you may incur data or other fees imposed by your Internet or wireless carrier.

If you do not have a 16-digit control number, you may also visit www.virtualshareholdermeeting.com/OPRX2025 and log in as a guest. You will not be able to vote your shares during the virtual Annual Meeting if you participate as a guest.

The recording, reproduction, or distribution of the virtual Annual Meeting, or any portion thereof, is strictly prohibited.

What if I am having technical difficulties?

Technicians will be ready to assist you with any technical difficulties you may have in accessing the virtual Annual Meeting. Technical support will be available on the virtual Annual Meeting platform beginning at 9:30 a.m. (EDT) on the day of the Annual Meeting by calling the numbers posted on the log in page.

How do I submit a question for the Annual Meeting?

You may submit questions in advance of the meeting via the internet at www.proxyvote.com when you vote your shares. You can submit a question up to 11:59 p.m. EDT on June 10, 2025.

How do I vote if I am a stockholder of record?

How do I vote if I am a beneficial owner of shares?

If you are a “beneficial owner,” also known as a “street name” holder (meaning that you hold your shares of our common stock through a broker, bank, or other financial institution), your broker, bank or financial institution will ask you how you wish to have your shares voted. In addition, you will receive instructions as part of your proxy materials provided by your broker, bank, or other financial institution on how to access the virtual Annual Meeting and participate and vote at the Annual Meeting (including, if your broker, bank, or other financial institution elects to do so, instructions on how to vote via telephone or the Internet). You must follow those instructions in order to be able to access the virtual Annual Meeting and have your shares voted. You may also be able to obtain a proxy from your broker, bank, or other financial institution by contacting them directly. Your broker is not permitted to vote on your behalf on the election of directors and other matters to be considered at the Annual Meeting (except on the ratification of the appointment of UHY as our independent registered public accounting firm for the fiscal year ending December 31, 2025) unless you provide specific instructions. Accordingly, unless you give instructions to your broker, bank, or financial institution, your shares will not be voted on any matter other than the ratification of the appointment of UHY as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and then only to the extent that your broker, bank, or financial institution chooses to exercise its discretionary authority with respect to such proposal.

Can I revoke my proxy or change my vote after I vote by proxy?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•        giving written notice to our Corporate Secretary;

•        delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or

•       voting during the live webcast of the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record and following their instructions for how to do so.

What vote is needed to approve each proposal? How do abstentions or broker non-votes affect the voting results?

The following table summarizes the vote threshold required for approval of each proposal and the effect on the outcome of the vote of abstentions and uninstructed shares held by brokers (referred to as broker non-votes). When a beneficial owner does not provide voting instructions to the institution that holds the shares in street name, brokers may not exercise their discretion to vote those shares on matters deemed non-routine. Only Proposal 3 is a routine matter.

PROPOSAL	ITEM	VOTE REQUIRED FOR APPROVAL	EFFECT OF ABSTENTIONS (or the withholding of authority)	EFFECT OF BROKER NON-VOTES
1

Election as directors the five persons named in this proxy statement as our Board of Directors’ nominees to serve on our Board until our 2026 Annual Meeting and until their successors are duly elected and qualified or until their earlier death, resignation, or removal.

		Plurality – the five director nominees who receive the most “FOR” votes will be elected to serve on the Board	No effect	No effect
2	Advisory (non-binding) approval of the compensation of OptimizeRx’s named executive officers	Number of votes cast in favor exceeds number of votes cast in opposition	No effect	No effect
3	Ratification of the appointment of OptimizeRx’s independent registered public accounting firm for the fiscal year ending December 31, 2025	Number of votes cast in favor exceeds number of votes cast in opposition	No effect	No broker non-votes; shares are voted by brokers in their discretion

Your shares will be voted in accordance with your instructions. If you are a stockholder of record and sign, date and return a proxy card but do not indicate how you wish to vote your shares, the appointed proxies named on the proxy card will vote your shares “FOR” each of the nominees with respect to Proposal 1, “FOR” Proposals 2 and 3, and in the best judgment of the appointed proxies named on the proxy card, or their duly authorized substitutes, with respect to any other business properly brought before the Annual Meeting to the extent authorized by Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (“Exchange Act”).

Who will pay for the cost of this proxy solicitation?

We will pay all expenses incurred in connection with our solicitation of proxies. In addition to our solicitation through distribution of these proxy materials by mail or electronically, solicitation of proxies may be made personally or by telephone by the Company’s regular employees, and arrangements will be made with brokerage houses or other custodians’ nominees and fiduciaries to send proxies and proxy material to their principals. The Company’s regular employees will not be additionally compensated, our officers, directors and regular employees, who will receive no additional compensation for any solicitation activity, may solicit proxies on our behalf in person or by telephone, facsimile, text messages, email, social media, or other electronic means. We have requested that brokers, banks and other nominees who hold stock in their names furnish our proxy materials to their customers; we will reimburse these brokers, banks and nominees for their out-of-pocket and reasonable expenses. Although we do not anticipate doing so, we reserve the right to retain a professional proxy solicitation firm to assist in our solicitation of proxies. If we were to retain such a firm, we estimate that we would be required to pay such firm fees ranging from $10,000 to $20,000 plus out-of-pocket expenses.

Could other matters be presented at the Annual Meeting?

As of the date of this proxy statement, we are not aware of any other matters that will be presented and voted upon at the Annual Meeting other than the proposals described in this proxy statement. If you return your signed and completed proxy card or vote by telephone or on the Internet and other matters are properly presented at the Annual Meeting for consideration, the persons named in the accompanying proxy card, or their duly authorized substitutes, will be authorized to vote on such matters or otherwise act thereon in accordance with their best judgment to the extent authorized by Rule 14a-4(c) of the Exchange Act.

Where will I be able to find the voting results for the Annual Meeting?

A representative of Broadridge Financial Solutions, Inc. will tabulate votes and serve as Inspector of Election for the Annual Meeting. We will report the Annual Meeting results in a Current Report on Form 8-K, to be filed with the U.S. Securities and Exchange Commission (“SEC”) within four business days following the Annual Meeting.

How may I obtain paper copies of this proxy statement and the Company’s Annual Report on Form 10-K?

To receive, free of charge, a separate paper copy of this proxy statement and/or the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, stockholders may contact Andy D’Silva, Senior Vice President — Finance, by email at adsilva@optimizerx.com, or by mail at OptimizeRx Corporation, 260 Charles Street, Suite 302, Waltham, MA 02453.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our bylaws provide that our business shall be managed by or under the direction of a board of directors of not less than three nor more than seven directors, which number shall be fixed from time to time by resolution of the Board. The size of the Board is currently fixed at five directors.

The Board has nominated five persons for election as directors at the Annual Meeting. Each of the five nominees, if elected, will hold office for a term that expires at the next annual stockholders’ meeting. Each director shall hold office for the term for which the director was elected and until the director’s successor is elected and qualified or until the director’s earlier death, resignation, or removal. Proxies solicited by the Board will, unless otherwise directed, be voted to elect the five nominees named below to constitute the entire Board.

The Board has nominated each of the following individuals for election as a director at the Annual Meeting: Lynn O’Connor Vos, Catherine Klema James Lang, Patrick Spangler, and Gregory Wasson. The following table sets forth certain information, as of the date of this proxy statement, as to each nominee for the office of director:

Name	Age	Position	Director Since
Lynn O’Connor Vos	69	Chairperson	2015
Catherine Klema	66	Director	2024
James Lang	60	Director	2017
Patrick Spangler	69	Director	2018
Gregory Wasson	66	Director	2020

Each nomination for director was based upon the recommendation of our Nominating and Governance Committee and each nominee for director is a current member of the Board. All nominees have consented to serving as nominees for election to the Board, to being named as nominees of the Board in this proxy statement, and have indicated their intent to serve as members of the Board if elected. In the event that, prior to the election of directors, any of the nominees shall be unable or unwilling to serve as a director if elected (a situation we do not anticipate), the persons named in the proxy intend to vote “FOR” the election of the remaining nominees and any person as may be nominated by the Board in substitution unless the Board reduces the number of directors to be elected). If any substitute nominees are designated, we will file an amended proxy statement that, as applicable, identifies each substitute nominee, discloses that such nominee has consented to being named in the amended proxy statement and to serve as director if elected, and includes certain biographical and other information about such nominee required by the applicable rules of the SEC. As of the date of this proxy statement, the Company has no reason to believe that any of the nominees named below will be unable to serve as a director if elected.

The nominations were based, in part, on the nominees’ various experiences, skills, perspectives, and qualifications, some of which are highlighted in the table below. The Board believes these attributes help enable the Board to provide insightful leadership and oversight. The table is intended to provide a summary of our directors’ qualifications and is not a complete list of each director nominee’s strengths or contributions to the Board. Additional details on each director’s experience, qualifications, skills and attributes are set forth in their individual biographies.

	Vos (Chair)	Lang	Spangler	Wasson	Klema
Current/Former Public Company CEO	✓			✓
Strategic Planning	✓	✓	✓	✓	✓
Mergers & Acquisitions/Joint Ventures	✓	✓	✓	✓	✓
Business Operations	✓	✓	✓	✓	✓

	Vos (Chair)	Lang	Spangler	Wasson	Klema
Risk Management	✓	✓	✓	✓	✓
Other Public Company Board Experience	✓	✓	✓	✓	✓
Digital Healthcare Technology	✓	✓	✓	✓	✓
Healthcare Industry	✓	✓	✓	✓	✓
Technology/Information Security/Cybersecurity		✓	✓
Corporate Governance	✓	✓	✓	✓	✓
Sales and Marketing	✓	✓
High Level Financial Accounting or Expertise	✓	✓	✓		✓
Executive Compensation	✓	✓	✓	✓	✓
Government & Regulatory		✓	✓
Environmental/Sustainability/Climate Change	✓	✓
Human Capital Management	✓	✓	✓	✓	✓

The following information about our directors is based, in part, upon information supplied by them. Unless otherwise indicated, each individual has had the same principal occupation for more than five years.

Lynn O’Connor Vos

Ms. Vos, was appointed Chairperson of OptimizeRx Board of Directors in January 2024. Ms. Vos initially joined the Company as a director in September 2015, representing Grey Healthcare Group, a healthcare advertising and communications company and wholly-owned operating company of WPP plc, when it acquired a minority interest in OptimizeRx as a strategic investor. Since 2017, Ms. Vos has served as an independent director of the Company. Since November 2020, Ms. Vos has served as President of VosHealth, LLC, a healthcare consulting firm focused on advising healthcare start-ups and marketing organizations. From August 2021 to March 2022, Ms. Vos served as the interim Chief Executive Officer of Modular Medical, a publicly traded development stage medical device company focused on the design, development, and eventual commercialization of an innovative insulin pump. From October 2017 to November 2020, Ms. Vos served as the President and Chief Executive Officer of the Muscular Dystrophy Association. From October 1994 to September 2017, Ms. Vos served as the Chief Executive Officer of Grey Healthcare Group. Ms. Vos currently serves as the Chairperson of Medisafe, Inc., a medication adherence platform, and as a director of Aspira Women’s Health, Inc., a publicly traded bio-analytical based company focused on the development of gynecologic disease diagnostic tools, and as a director of Modular Medical, and previously served on the boards of nTelos Wireless, a wireless telecommunications company and PCS provider; the Jed Foundation, a leading nonprofit dedicated to protecting the emotional health of college students; and was a founding board member of Multiple Myeloma Research Foundation (MMRF), a pioneering cancer research foundation. Ms. Vos is a founding member of Extraordinary Women on Boards (EWOB) and a member of Women Business Leaders of the US Health Care Industry Foundation (WBL).

Ms. Vos is qualified to serve on our Board because of her CEO and board experience and extensive executive skills in digital marketing, commercialization, and communications in the healthcare industry.

Catherine Klema

Ms. Klema joined the Company as a director in January 2024. Since establishing Nettleton Advisors LLC in 2001, Ms. Klema has served as President of the healthcare strategic advisory consulting firm. Prior to establishing Nettleton Advisors, Ms. Klema served as Managing Director, Healthcare Investment Banking at SG Cowen Securities and Furman Selz LLC. In 2020, Ms. Klema joined the Board of Managers of Quorum Health, the owner or operator of 12 hospitals in 10 states. Ms. Klema serves as Chair of

Quorum’s Board of Managers and Chair of Quorum’s Compensation Committee. In 2020, Ms. Klema also joined the Board of Trustees of Albert Einstein College of Medicine, where she serves as Audit Committee Chair. In 2012, Ms. Klema was appointed to the Board of Trustees for Montefiore Health System, an academic health system consisting of Albert Einstein College of Medicine, 11 hospitals, an extended care facility and home health program, School of Nursing, and primary and specialty care regional network including the largest school health program in the United States. Ms. Klema serves as Vice Chair of the Montefiore Health System, Chair of the Montefiore Health System Audit Committee and Co-Chair of the Montefiore Health System Medical Committee. Ms. Klema also served as a Director of Allergan plc, a global pharmaceutical company, from 2004 to 2019, and as a Director of Pharmaceutical Product Development, Inc., a global contract research organization, from 2000 to 2011.

Ms. Klema brings 40 years of experience in healthcare investment, data, analytics, and technology-enabled business services and is qualified to serve on our Board because of her extensive executive skills and background in the healthcare industry.

James Lang

Mr. Lang joined the Company as a director in January 2017. Since May 2017, Mr. Lang has served as the Chief Executive Officer of EVERSANA, a leading provider of global commercialization services to the life science industry. Since December 2016, Mr. Lang has also served as an executive advisor to Water Street Healthcare Partners, a strategic private equity firm focused exclusively on building market-leading companies in healthcare. From 2012 to 2016, Mr. Lang served in leadership roles at Decision Resources Group (DRG), a multi-national corporation that provides high value global data solutions, analytics, and consulting services to pharmaceutical, biotech, medical device, healthcare provider and payer, and managed care companies, including as its Chief Executive Officer from 2014 to 2016. From 2006 to 2008, he served as President of IHS Cambridge Energy Research Associates, an international research and consulting firm, which delivered strategic knowledge and independent analysis on energy markets, geopolitics, industry trends, and strategy. From 1989 to 2006, he held various roles at Strategic Decisions Group (SDG), a global strategy consulting firm, including as President and Chief Operating Officer from 2000 to 2006. Mr. Lang is an active private investor in healthcare and has served on several private and public boards. Mr. Lang currently serves as a director of BioVie Inc., a publicly traded clinical-stage company pursuing several solutions, one targeting Alzheimer’s and Parkinson’s and another targeting complications from liver cirrhosis.

Mr. Lang brings more than 30 years of experience in healthcare data, analytic, and technology enabled business services and is qualified to serve on our Board because of his extensive executive skills and background in the healthcare industry.

Patrick Spangler

Mr. Spangler joined the Company as a director in March 2018. From October 2020 through February 2025, Mr. Spangler served as Chief Financial Officer of On Target Laboratories, Inc., a developer of fluorescent markers to target and illuminate cancer during surgery. From March 2020 to September 2020, Mr. Spangler served as Chief Financial Officer of MHC Software, LLC, a supplier of document automation software to a variety of industries. Prior to MHC, Mr. Spangler served as Chief Financial Officer of VigiLanz Corporation, a digital healthcare intelligence firm, from September 2014 to October 2019; Chief Financial Officer of Healthland Inc., an EHR company serving the critical access hospital market, from August 2012 to August 2014; Senior Vice President and Chief Financial Officer of Epocrates, Inc., then a public company listed on Nasdaq and a point-of-care medical applications provider, from October 2010 to August 2012; Operating Partner and CFO Advisor of Three Fields Capital, a private equity and venture capital investment firm, from April 2010 to October 2010; Chief Financial Officer of HighJump Software, a global provider of supply chain management software, from June 2009 to April 2010; Senior Vice President and Chief Financial Officer of ev3 Inc., then a public company listed on NASDAQ and a global endovascular company focused on identifying and treating peripheral vascular disease, from March 2005 to January 2009; and Executive Vice President and Chief Financial Officer for EMPI Inc., a medical device manufacturer, from July 1997 to March 2005. Prior to joining EMPI Inc., Mr. Spangler served for over eleven years in various senior finance leadership positions at Medtronic,

Inc., a publicly traded global medical device company, Mr. Spangler currently serves as a director of Cancer Response Team, Inc., a nonprofit organization dedicated to helping children get supportive cancer care and Lifespace Communities, Inc., which owns and operates 15 CCRCs in eight states and houses more than 5100 residents, and previously served on the board of Urologix, Inc., then a public company and a leader in less invasive in office BPH treatments, from August 2010 to February 2016.

Mr. Spangler has over 35 years of experience in IPOs, mergers and acquisitions, operations and financial management experience in the medical device and health care IT industries. Mr. Spangler is qualified to serve on our Board because of his extensive executive skills and background in the healthcare industry and his expertise in finance.

Gregory Wasson

Mr. Wasson joined the Company as a director in July 2020. Since January 2016, Mr. Wasson has served as President and Co-founder of Wasson Enterprise, a family office that partners to build sustainable, high-growth businesses. From November 2019 to December 2024, Mr. Wasson was the Executive Chairman of Innovation Associates dba iA., a privately held provider of Pharmacy Intelligence™ and high-volume pharmacy automation to the retail, hospital, government, and mail order pharmacy markets. In January 2015, Mr. Wasson served as President and Chief Executive Officer of Walgreens Boots Alliance, Inc., a global, pharmacy-led health and wellbeing enterprise. Prior to being appointed President and Chief Executive Officer of the combined companies, Walgreens Boots Alliance, Mr. Wasson rose through the ranks through a number of positions of increasing responsibility and executive leadership at Walgreens including, from 2009 to 2015 as its President and Chief Executive Officer, from 2007 to 2009 as its President and Chief Operating Officer, from 2001 to 2006 as the President and Executive Vice President of Walgreen Health Services, from 1999 to 2001 as its Vice President of Store Operations, from 1986 to 1999 as a District Manager, and from 1981 to 1986 as a Pharmacy Technician, Pharmacist and Store Manager. In November 2017, Mr. Wasson co-founded Cooler Screens, Inc., the world’s largest point of sale media platform, transforming retail cooler surfaces into IoT-enabled screens that deliver marketing opportunities and smart merchandising for consumers, retails, and brands and has, since inception, served as its Chairman. Mr. Wasson currently serves on the board of P3 Health Partners Inc., a publicly traded patient-centered and physician-led population health management company, and served as the Chairperson of its predecessor Foresight Acquisition Corp. from 2020 to 2021. Mr. Wasson additionally serves on the boards of the following privately held companies: Reliefband and Performance Health Systems. Mr. Wasson previously served on the boards of the following publicly traded companies: PNC Financial Services Group, Inc. from July 2015 to October 2018 and Verizon Communications Inc. from February 2013 to October 2018.

On September 28, 2018, the SEC entered an Administrative Order consensually resolving an investigation into forward-looking financial goals and related disclosures by Mr. Wasson’s former employer, Walgreen Co. (“Walgreens”). The Order settled the SEC’s investigation into various allegedly misleading statements made by or on behalf of Walgreens, including statements made by Mr. Wasson and Walgreens’ former Chief Financial Officer (“CFO”), relating to its ability to achieve certain previously stated financial goals associated with its anticipated future merger with Alliance Boots GmbH. Without admitting or denying any of the SEC’s findings, Walgreens, Mr. Wasson and the company’s former CFO each consented to the entry of an SEC order finding that they violated the antifraud provision contained in Section 17(a)(2) of the Securities Act and each agreed to cease and desist from any future violations of Section 17(a)(2) of the Securities Act and to the payment of specified penalties. For his part, Mr. Wasson agreed to pay a civil monetary penalty of $160,000.

Mr. Wasson is qualified to serve on our Board because of his extensive executive skills, board experience, and in-depth knowledge of the retail and healthcare industries.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES.

CORPORATE GOVERNANCE

Our Board believes that strong corporate governance is critical to promoting the best long-term interests of our stockholders. The Board has adopted Corporate Governance Guidelines to formalize the Company’s governance practices and which serve as a framework within which our Board and its committees operate. You can find a copy of our Corporate Governance Guidelines, along with the charters of our three standing Board committees, our articles of incorporation, bylaws, and our other governance polices, in the governance section of our website at www.optimizerx.com. Some highlights of our corporate governance policies and practices include:

✓   Our 5 director nominees are independent

✓   De-classified board structure requiring annual nomination and election of directors

✓   Independent Board chairperson

✓   Independent directors regularly meet in executive session

✓   Board committees composed entirely of independent directors

✓   “Overboarding” limits

✓   Stock ownership guidelines for directors and executive officers

✓   Clawback policy for incentive compensation

✓   Ability of stockholders to request a special meeting

✓   Annual stockholder ratification of independent auditors

✓   Policies prohibiting short sales, hedging, margin accounts, and pledging

Information contained on, or that can be accessed through, our website does not constitute a part of this proxy statement and is not incorporated by reference herein.

Director Independence

The Board has determined that each of our current directors, is independent under the applicable listing standards of the Nasdaq Stock Market, Inc., or Nasdaq.

Under applicable SEC and Nasdaq rules, the existence of certain “related person” transactions in excess of certain thresholds between a director and the Company are required to be disclosed and may preclude a finding by the Board that the director is independent. A director is not considered “independent” unless the Board affirmatively determines that the director has no material relationship with us that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Based on its independence review, the Board determined that no transactions or relationships between the Company and the independent directors or any member of their immediate family (or any entity of which an independent director or an immediate family member is an executive officer, general partner or significant equity holder) were identified which would render such directors not independent.

Each member of the Audit, Compensation, and Nominating and Governance Committees is an independent director pursuant to all applicable listing standards of Nasdaq. In addition, each member of the Audit Committee also meets the additional independence standards for audit committee members established by the SEC, and each member of the Compensation Committee also qualifies as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.

Board Leadership Structure and Risk Oversight

The Board appoints a Chairperson who may be an officer of the Company if the Board determines that is in the best interests of the Company and its stockholders. The Board does not have a policy that requires the separation of the roles of Chief Executive Officer and Chairperson. The Board annually reviews its leadership structure to assess what best serves the interests of the Company and its stockholders at a given time. The decision whether to combine or separate these positions depends on what our Board deems to be in the long-term interest of stockholders in light of prevailing circumstances. Our Board believes the Company is well-served by this flexible leadership structure and that the combination or separation of these positions should continue to be considered on an ongoing basis.

Currently and during 2024, the positions of Chief Executive Officer and Chairperson are and were held by different persons.

Our Chief Executive Officer is responsible for our day-to-day operations and for executing our long-term strategies. The principal responsibilities of our Chairperson are to manage the operations of the Board and its committees and provide counsel to our Chief Executive Officer on behalf of the Board. The Board believes that an appropriate leadership structure depends on the opportunities and challenges facing a company at a given time. The Board believes that the current leadership structure is appropriate for us at this time.

Each independent director has direct access to our Chairperson and our Chief Executive Officer, as well as other members of the senior management team. The independent directors meet in executive session without management present at least quarterly.

The Board as a whole is responsible for consideration and oversight of risks facing the Company and is responsible for ensuring that material risks are identified and managed appropriately. Certain risks are overseen by committees of the Board and these committees make reports to the full Board. Financial risks are overseen by the Audit Committee which meets with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. Compensation risks are overseen by the Compensation Committee. Members of the Company’s senior management team periodically report to the full Board about their areas of responsibility, including any risks, and the steps management has taken to monitor and control such exposures. Additional review or reporting on risks is conducted as needed or as requested by the Board or committee.

Committees of the Board

The Board has established three standing committees: the Audit Committee; the Compensation Committee; and the Nominating and Governance Committee. Each of the standing committees has a charter that is reviewed annually by that committee. Proposed changes to the charter of any standing committee are approved by the Board. The charters of each of our Board committees are available on our website at http://www.optimizerx.com under “Investors—Governance.”

Information regarding current membership in the standing committees, the principal responsibilities of the standing committees, and other relevant information are described in the tables that follow.

AUDIT COMMITTEE Current Committee Members:* Patrick Spangler (Chair) Lynn O’Connor Vos Catherine Klema

Responsibilities

•       Be directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors

•       Pre-approve all audit and permitted non-audit services to be provided by the independent auditors

•       Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements

•       Review with the independent auditors the matters required to be discussed by the applicable auditing standards adopted by the PCAOB and approved by the SEC from time to time

•       Review and discuss the Company’s annual and quarterly financial statements with management and the independent auditors

•       Review and discuss with management the Company’s earnings press releases

•       Discuss Company policies and practices with respect to risk assessment and risk management

•       Review and discuss the Company’s policies regarding information technology security and protection from cyber risks

•       Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters

•       Review related party transactions

The responsibilities of the Audit Committee are further described in the Audit Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website.

The Board has determined that Patrick Spangler qualifies as an “audit committee financial expert” under applicable SEC rules.

Report

The Report of Audit Committee is on page 47 of this proxy statement.

COMPENSATION COMMITTEE Current Committee Members:* James Lang (Chair) Lynn O’Connor Vos Patrick Spangler Gregory Wasson

Responsibilities

•       Annually determine and approve the CEO’s compensation, based upon an evaluation of the CEO’s performance in light of approved corporate goals and objectives

•       Annually review and approve the compensation of the Company’s other executive officers

•       Review and approve and, when appropriate, recommend to the Board for approval, incentive compensation plans and equity-based plans of the Company

•       Review and approve and, when appropriate, recommend to the Board for approval any employment agreements and any severance arrangements or plans, including any benefits to be provided in connection with a change in control, for the CEO and other executive officers

•       Review, approve and, when appropriate, recommend to the Board for approval, stock ownership guidelines and monitor compliance therewith

•       Review, approve and, when appropriate, recommend to the Board for approval, the creation or revision of any clawback policy and oversee the application thereof

•       Annually review the potential risk to the Company from its compensation policies and practices

•       Oversee submissions to stockholders on executive compensation matters and discuss the results of any stockholder advisory votes on executive compensation

•       Periodically review the compensation paid to non-employee directors for their service and make recommendations to the Board for any adjustments

•       Develop and recommend to the Board for approval an executive officer succession plan

The responsibilities of the Compensation Committee are further described in the Compensation Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website.

NOMINATING AND Governance COMMITTEE Current Committee Members:* Catherine Klema (Chair) Lynn O’Connor Vos James Lang

Responsibilities

•       Periodically make recommendations to the Board regarding the size and composition of the Board

•       Develop and recommend to the Board criteria for the selection of individuals to be considered as candidates for election to the Board

•       Identify and screen individuals qualified to become members of the Board

•       Review and make recommendations to the full Board whether members of the Board should stand for re-election

•       Recommend to the Board director nominees to fill vacancies

•       Recommend to the Board director nominees for stockholder approval at each annual or any special meeting of stockholders at which one or more directors are to be elected

•       Make recommendations to the Board regarding Board committee memberships

•       Develop and recommend to the Board a set of corporate governance guidelines and oversee the Company’s corporate governance practices

•       Review the Company’s strategies, activities, and policies regarding ESG matters and make recommendations to the Board

•       Oversee an annual evaluation of the Board and its committees

The responsibilities of the Nominating and Governance Committee are further described in the Nominating and Governance Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website.

Meetings of the Board of Directors and Committees

During 2024, the Board held sixteen (16) meetings, the Compensation Committee held three (3) meetings, the Nominating and Governance Committee held three (3) meetings and the Audit Committee held twelve (12) meetings. During 2024, each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of the directors which were held during the period for which the director was a director, and (ii) the total number of meetings held by all committees of which the director was a member during the period that the director served.

Attendance at Annual Meeting of Stockholders

It is the policy of the Board that, absent sufficient cause, each of our directors is expected to attend our Annual Meeting of Stockholders, either in person or by remote communication. A director who is unable to attend the Company’s Annual Meeting of Stockholders is expected to notify the Chairperson. All of our directors at that time attended last year’s Annual Meeting of Stockholders.

Communication with the Board of Directors

Stockholders desiring to communicate with the Board, or any individual director, may directly contact such director or directors by sending a letter addressed to the Board or the individual director c/o Corporate Secretary, OptimizeRx Corporation at our principal executive offices: 260 Charles Street, Suite 302, Waltham, MA 02453. In the letter, the stockholder must identify himself, herself, or themselves as a stockholder of the Company. The Corporate Secretary may require reasonable evidence that the communication is being made by or on behalf of a stockholder before the communication is transmitted to the individual director or to the Board.

Director Service on other Public Company Boards

The Board recognizes that service on other public company boards provides valuable governance and leadership experience that benefits OptimizeRx. The Board also believes, however, that it is critical that directors dedicate sufficient time to their service on the Company’s Board. Directors are expected to advise the chairperson of the Nominating and Governance Committee and the Chief Legal Officer before accepting membership on other boards of directors or other significant commitments involving affiliation with other businesses, non-profit entities or governmental units in order to allow the Company to conduct a review for potential conflicts and other issues. Directors are expected to refrain from accepting any such seat if the Board determines such position to be inadvisable and not in the Company’s bests interests.

Our Corporate Governance Guidelines provide that, absent prior approval of the Board:

•        A director who also serves as a CEO, or in an equivalent position, at a public company may not serve on more than two other public company boards; and

•        Other directors may not serve on more than four other public company boards.

All of our directors are in compliance with this policy.

Director Resignation in the Event of a Change in Occupation

Our corporate governance guidelines provide that if a Board member changes the board member’s principal employment, position, or professional role or affiliation following election or re-election to the Board, such director must notify the Nominating and Governance Committee and offer the director’s resignation from the Board. The Nominating and Governance Committee will evaluate the facts and circumstances and make a recommendation to the Board whether to accept an offer of resignation or request that the director continue to serve on the Board.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics (the “Code”) that applies to our directors, officers, and employees. Only the Board may grant a waiver of any provision for a director, executive officer, or any other principal financial officer, and any such waiver, or any amendment to the Code, will be promptly disclosed as required at www.optimizerx.com. The Code can be found on the Company’s website at www.optimizerx.com under “Investors—Governance.”

Stock Ownership Requirements

To further align our executive officers’ and directors’ long-term interests with those of stockholders, OptimizeRx adopted stock ownership requirements. Stock ownership requirements for executive officers are based on a multiple of annual base salary, and for non-employee directors are based on a multiple of the annual cash retainer that the Company pays such director for regular service on the Board (not including any cash compensation paid for services as Chairperson, chair of a Board committee, or member of a Board committee) in each case as set forth below.

Position	Multiple of Base Salary or Annual Cash Retainer
CEO	3x
Each of the Other Executive Officers	2x
Non-employee Directors	3x

The stock ownership requirements must be satisfied within five years of the later of (a) the date of hire or promotion as an executive officer or election as a director, and (b) June 22, 2021. Once achieved, the guideline amount must be maintained at the level that pertains to an executive officer’s then-current title for as long as the executive officer is subject to the ownership requirements. Non-employee directors are subject to the ownership requirements for as long as they continue to serve on the Board.

Until an executive officer or director has achieved the applicable guideline amount of share ownership, such individual is required to retain an amount equal to 50% of the net shares received as a result of any exercise, vesting or payment of any equity awards granted by the Company to such individual. Net shares are those shares that remain after shares are sold or withheld, as the case may be, to pay any applicable exercise price for the award and satisfy any tax obligations arising in connection with the exercise, vesting or payment of the award.

Shares that are counted for purposes of satisfying the ownership requirements include:

•        Shares owned directly by the individual or the individual’s immediate family members residing in the same household;

•        Shares held in a trust for the benefit of the individual or the individual’s immediate family members residing in the same household;

•        Shares owned through savings plans or acquired through a Company sponsored employee stock purchase plan;

•        Unvested time-based restricted stock held by the individual;

•        Shares underlying unvested time-based restricted stock units held by the individual; and

•        Shares, restricted stock and restricted stock units held by the individual in any Company sponsored deferred compensation plan.

For purposes of the stock ownership guidelines, shares underlying stock options, unvested performance-based restricted stock and shares underlying unvested performance-based restricted stock units will not be considered when determining an individual’s stock ownership.

To determine compliance with the stock ownership guideline amounts, a calculation will be made in January of each year based on the current salary or annual retainer and the value of the stock using the average closing price of the Company’s common stock for the prior calendar year.

If an individual who has achieved compliance in any year falls below the applicable guideline amount in any subsequent year due solely to a decline in the value of the Company’s common stock, he or she shall not be found to be noncompliant; however, such individual will be required to retain all shares then held (except for shares sold or withheld to pay any applicable exercise price or satisfy any tax obligations arising in connection with the exercise, vesting or payment of an equity award) until such time as the individual regains compliance with the applicable guideline amount.

As of the date of this proxy statement, all of our directors and named executive officers comply or have additional time in which to comply with these guidelines.

Insider Trading Policy

The Company maintains an Insider Trading Policy governing the purchase, sale and other disposition of its securities by its officers, directors, and employees. The Company believes its Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as the Nasdaq listing standards applicable to the Company. The Insider Trading Policy prohibits trading while in possession of material, non-public information and generally prohibits all officers, directors and employees from engaging in any transactions in Company securities during blackout periods. While the Company’s executive officers and directors are not required to enter into trading plans in advance of any transactions in Company securities, executive officers and directors are encouraged to enter into trading plans that are intended to comply with the requirements of Rule 10b5-1 of the Exchange Act.

The Insider Trading Policy also requires all directors, officers, and certain other specified employees who have regular access to material, non-public information about the Company in the normal course of their duties to comply with pre-clearance procedures prior to engaging in any transaction in Company securities. In addition, the Insider Trading Policy requires the Company to comply with all federal and state securities laws and regulations and any applicable listing standards when engaging in transactions in its own securities. A copy of our Insider Trading Policy is attached as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Prohibition against Short Sales, Hedging, Margin Accounts, and Pledging

Pursuant to our Insider Trading Policy, we prohibit our directors, officers, and employees from purchasing any financial instrument or engaging in any other transaction, such as a prepaid variable forward, equity swap, collar or exchange fund, that is designed to hedge or offset any decrease in the market value of OptimizeRx securities. Our Insider Trading Policy also prohibits our directors, officers, and employees from: (i) participating in short sales of OptimizeRx securities; (ii) participating in a transaction involving publicly traded options, such as puts, calls or other derivative securities, related to OptimizeRx securities; and (iii) holding Company securities in margin accounts or pledging Company securities as collateral for a loan.

Environmental, Social and Governance Framework

We continue to recognize the importance of making a broad commitment to long-term, sustainable value creation that embraces the larger demands of people and planet. We believe in the power of connection to drive meaningful health outcomes. Our optimism is rooted in the understanding that when we use coordinated communication to bridge the gap between healthcare stakeholders, we create a more humanized and effective healthcare system.

We will continue to strive to align our goals as a company with our responsibilities as conscientious corporate citizens. We remain vigilant in our quest to turn healthcare challenges into opportunities. Not only do these opportunities present us with new ways to grow and learn, but also to do better for our customers, employees, and the patients we impact, because increasing stakeholder value also drives shareholder value.

Our commitment to our stakeholders and community remains guided by our mission: to create a more informed and empowered healthcare community by ensuring that every interaction between healthcare stakeholders contributes to better, faster, and more positive health outcomes.

Transparency of our ESG priorities is critical to ensure that we align our corporate goals with the long-term goals of society and to allow our stakeholders to hold us accountable for our progress.

More information regarding the Company’s ESG program can be found on our website located at www.optimizerx.com under “Investors—Governance.”

DIRECTOR NOMINATION PROCESS

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for, among other matters, annually presenting to the Board a list of individuals recommended for nomination for election as directors at the Annual Meeting. The Nominating and Governance Committee identifies and screens candidates for the Board and has the authority as it deems appropriate to retain a professional search firm to identify and evaluate director candidates.

Before recommending a director candidate, the Nominating and Governance Committee will review the candidate’s qualifications to determine whether the director candidate meets the qualifications described below. In the case of an incumbent director, the Nominating and Governance Committee will also review the director’s service to the Company during the past term, including the number of Board and committee meetings attended, the quality of participation, tenure and whether the candidate continues to meet the qualifications for director as described below. After completing this evaluation, the Nominating and Governance Committee will make a formal recommendation to the full Board as to election or re-election of the candidate.

Candidates may come to the attention of the committee through current and former Board members, management, professional search firms (to whom we would pay a fee), stockholders or other persons. The Nominating and Governance Committee evaluates candidates for the Board on the basis of the needs of the Board and the standards and qualifications set forth below, regardless of the source of the candidate referral.

Board Refreshment

Our Board believes that Board refreshment over time is critical to ensuring that the Board as a whole maintains the appropriate balance of tenure, skills, and experience needed to provide effective oversight in light of the Company’s current and long-term strategic needs. The Board does not believe that arbitrary term limits for directors based on age or years of service are appropriate, as they can result in the Company losing the valuable contribution of directors who have over time developed increased insight into the Company and its operations. The Company benefits from a mix of these experienced directors with a deep understanding of the Company and newer directors who bring fresh perspectives and insights.

The Nominating and Governance Committee and the Board regularly evaluate the need for Board refreshment. In that regard, two of our independent directors were added to the Board since 2020, including Catherine Klema, who joined in January 2024, and Gregory Wasson, who joined in March 2025. In addition, as recently announced, the Board intends to appoints a new independent director to the Board during the second half of this year. The Board will continue to review its composition and structure, balancing the need for continuity and experience with fresh ideas and perspectives.

Board Representation

We strive to maintain a values-based and inclusive working environment, not only among our employees but also among the members of our Board.

In addition, the Board does not have a formal diversity policy. However, consistent with our Corporate Governance Guidelines our Board is committed to, and the Nominating and Governance Committee has prioritized, building a Board of Directors with a wide range of perspectives based on a director’s or a director candidate’s background, experiences (including experience with businesses and other organizations of a comparable complexity), perspectives, skills, thought, and specialized professional experience.

At least annually and when Board vacancies arise, our Nominating and Governance Committee and the Board will review the qualifications, judgment, attributes, background, experiences, perspectives and skills of each director and any director candidate and the interplay of these traits with the Board as a whole.

Director Qualifications

To be nominated for director, a director candidate must be a natural person at least twenty-one (21) years of age. Characteristics expected of all directors include integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to the Board. In evaluating the suitability of individual Board members, the Board considers many factors including capability, experience, skills, expertise, dedication, conflicts of interest, independence from the Company’s management, and without regard to age, race, color, national origin, ancestry, citizenship, religion, gender, sexual orientation or gender identity.

The Board evaluates each individual, whether an incumbent director or a director candidate, based on their qualifications in the context of the needs of the Board, with the objective of recommending a group that can best perpetuate the success of the Company’s business and the creation of shareholder value through the exercise of sound judgment and the use of their skills and expertise. Accordingly, the Nominating and Governance Committee believes that the Board, as a whole, should include members who collectively bring the following strengths and backgrounds to the Board:

•        experience as a chief executive officer, president or a principal officer of another company;

•        senior-level experience in the healthcare industry or with companies that have similar business models;

•        experience with health information technology; and

•        strengths in the functional areas of finance, corporate governance, financial statement analysis, business operations, strategic planning, and mergers and acquisitions.

Additional criteria apply to directors being considered to serve on particular committees of the Board. For example, members of the Audit Committee must meet additional standards of independence and have the ability to read and understand our financial statements.

Stockholder Recommendations for Director Nominees

Any stockholder wishing to recommend a candidate for director should submit the recommendation in writing to our principal executive offices: OptimizeRx Corporation, 260 Charles Street, Suite 302, Waltham, MA 02453, Attn: Corporate Secretary. The recommendation must include the same information that would be required for a candidate who is proposed by a stockholder as a director nominee for election at an annual meeting of stockholders as described under “Stockholder Proposals” on page 48. Candidates who are recommended by stockholders, as opposed to nominated, will receive the same consideration as other proposed candidates.

Director Nominees Proposed by Stockholders

Stockholders who wish to propose a director nominee for election at an annual meeting must be stockholders of record and must follow the advance notice procedures contained in our bylaws, which include delivering a written notice of an intent to make such director nomination to the the Company’s Corporate Secretary not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The notice must contain all of the information required by our bylaws (which includes information required by Rule 14a-19 of the Exchange Act (the SEC universal proxy rule)) and the stockholder submitting the notice must comply with the procedural and other requirements set forth in our bylaws. Based on this year’s annual meeting date of June 11, 2025, and provided that our 2026 Annual Meeting of Stockholders is not held more than 30 days before or more than 60 days after June 11, 2026, a stockholder’s notice of intent to make a director nomination at our 2026 Annual Meeting of Stockholders must be received by the Company’s Corporate Secretary not earlier than the close of business on February 11, 2026 and not later than the close of business on March 13, 2026. The foregoing deadline is also the applicable deadline for a stockholder who intends to solicit proxies in support of director nominees other than the Board’s nominees to comply with the notice requirements pursuant to Rule 14a-19 of the Exchange Act. See “Stockholder Proposals” on page 48 for additional information.

Withdrawal by Whetstone Capital Advisors, LLC of its Notice of Nominations

On March 6, 2025, Whetstone Capital Advisors, LLC, a Kansas limited liability company (“Whetstone”), submitted to the Company a notice of its intent to nominate two director candidates at the Annual Meeting (the “Nominations Notice”). On April 18, 2025, following constructive engagement between the Company and Whetstone regarding a number of matters and the Company’s issuance of a press a release earlier on that same date announcing its intention to appoint a new independent director to the Board prior to the end of 2025, Whetstone withdrew the Nominations Notice. Accordingly, the Annual Meeting is expected to be an uncontested meeting.

DIRECTOR COMPENSATION

The following table sets forth certain information regarding the compensation earned by or awarded to each of our non-employee directors who served on our Board during 2024. Mr. Febbo, our former Chief Executive Officer, received no compensation for his service as a director during 2024, and is not included in the table below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Lynn O’Connor Vos	99,000	149,999	248,999
Catherine Klema	56,500	149,999	206,499
James Lang	54,000	149,999	203,999
Patrick Spangler	65,000	149,999	214,999
Gregory Wasson	45,000	149,999	194,999

____________

(1)     For each of our non-employee directors, the amount represents the grant date fair value computed in accordance with FASB ASC Topic 718 for stock awards granted during 2024. We calculated the estimated fair value of the stock awards issued to our non-employee directors using the closing price per share of our common stock on the grant date. See also Notes 2 and 11 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. As of December 31, 2024, the aggregate number of unvested restricted stock units held by each of our non-employee directors was as follows: Lynn O’Connor Vos–13,286; Catherine Klema–11,752; James Lang–13,286; Patrick Spangler–13,286; and Gregory Wasson–13,286.

Narrative Disclosure to the Director Compensation Table

Non-Employee Director Compensation Program.    Our non-employee director compensation program is designed to provide competitive compensation to attract and retain high-quality non-employee directors. Directors that are also employees of our Company do not receive additional compensation for serving on the Board. Our Compensation Committee periodically reviews and makes recommendations to the Board regarding director compensation. As part of this review, the Compensation Committee may solicit the input of outside compensation consultants.

Our non-employee director compensation program was structured by the Compensation Committee in 2022 following a review of a competitive analysis of the compensation we provide to our directors prepared by Pearl Meyer & Partners, LLC, an independent compensation consultant. As a result of that review and the Compensation Committee’s discussion, changes were made to our non-employee director compensation program in 2022. No changes were made to our non-employee director compensation program for 2024. Accordingly, our non-employee director compensation program in 2024 included the following components:

•        an annual cash retainer of $40,000;

•        an annual equity grant with a grant date value of approximately $150,000;

•        an additional annual cash retainer of $40,000 for the Chairman of the Board;

•        an additional annual cash retainer of $20,000 for the Audit Committee Chair;

•        an additional annual cash retainer of $10,000 for each Audit Committee Member;

•        an additional annual cash retainer of $10,000 for the Compensation Committee Chair;

•       an additional annual cash retainer of $5,000 for each Compensation Committee Member;

•        an additional annual cash retainer of $8,000 for the Nominating & Governance Committee Chair; and

•        an additional annual cash retainer of $4,000 for each Nominating & Governance Committee Member.

Our non-employee director compensation program is subject to an annual aggregate limit on compensation, which provides that the cash fees paid during any calendar year and the value of equity awards as determined on the date of grant for each non-employee director may not exceed $750,000, with a $1,000,000 limit as to any new non-employee director for the calendar year in which the non-employee director is first elected or appointed to the Board.

EXECUTIVE COMPENSATION

Background

The Compensation Committee of our Board of Directors administers our compensation program for executive officers. The Company’s compensation philosophy is to provide compensation that will attract, motivate, retain and reward high-performing executive talent and foster a pay-for-performance philosophy by tying a significant portion of pay to the Company’s performance. The Compensation Committee believes that the compensation of its executive officers should align the executive officers’ interests with those of the stockholders and focus executive officer behavior to achieve both near-term corporate goals and long-term business objectives and strategies.

Our executive officers named in the Summary Compensation Table below are referred to herein as the “named executive officers.” These named executive officers are:

•        William J. Febbo, former Chief Executive Officer (through December 31, 2024)

•        Edward Stelmakh, Chief Financial Officer & Chief Operations Officer

•        Stephen L. Silvestro, Chief Executive Officer (beginning March 10, 2025), former interim Chief Executive Officer (January 1, 2025 through March 10, 2025); former President (October 24, 2023 through January 1, 2025); former Chief Commercial Officer (April 29, 2019 through October 24, 2023)

Changes in Executive Officers in 2024 and 2025

On December 23, 2024, the Company announced that William Febbo would step down, effective as of December 31, 2024, from his positions as Chief Executive Officer and as a member of the Board of Directors to pursue other opportunities. In addition, the Board announced the appointment of Stephen Silvestro as the interim Chief Executive Officer, effective as of January 1, 2025, and the retention of a search firm to commence a search for a candidate to assume the Chief Executive Officer role. On March 10, 2025, the Company announced that Stephen Silvestro was appointed to serve as the Company’s Chief Executive Officer, effective as of March 10, 2025.

Elements of Executive Compensation

Individual compensation packages include both fixed and variable components and vary depending on the executive’s level, nature of responsibilities, growth potential, performance, tenure, and internal pay equity. The main elements of our 2024 executive compensation program are outlined in the table below.

Compensation Element	Purpose
Base Salary

•   Provides a fixed level of compensation that is competitive with the external market and reflects each executive’s contributions, experience, responsibilities and potential to contribute to our future success

Annual Incentives

•   Aligns officers’ efforts with the near-term corporate goals of the Company through competitive annual incentive opportunities

•   Rewards achievement of qualitative or quantitative performance measures

•   The amount earned will vary relative to the targeted level based on our actual results and/or the individual’s performance

Discretionary Cash Bonuses

•   To reward an executive for significant contributions to the Company or when the executive has performed at a level above what was expected, or other similar circumstances

•   A discretionary bonus may also be used to attract a new hire

Compensation Element	Purpose
Long-Term Equity Incentive Compensation

•   Aligns executives’ interests with the long-term interests of our stockholders

•   Motivates and rewards the achievement for stock price growth

•   Promotes executive retention and stock ownership, and focuses executives on enhancing stockholder value

Benefits

•   Promotes health and wellness

•   Provides financial protection in the event of disability or death

•   Provides tax-beneficial ways for executives to save towards their retirement, and encourages savings through matches to executives’ retirement savings

We believe these compensation elements are consistent with relevant competitive market practices.

Executive Compensation Processes

Role of Committee and Management.    In reviewing each executive officer’s compensation terms, the Compensation Committee considers relevant factors including the nature and scope of the executive officer’s role and responsibilities, leadership and management experience, individual contributions, Company performance, market compensation levels, retention considerations, the terms of the executive officer’s employment agreement, tenure, prior compensation and internal pay equity.

Executives do not participate in the Compensation Committee’s deliberations or decisions regarding their own compensation. The Compensation Committee’s independent compensation consultant assists the Compensation Committee in determining named executive officer compensation by providing data, analyses and recommendations. In addition, the Company’s Chief Executive Officer presents individual pay recommendations to the Compensation Committee for the other executive officers. Following such review, the Compensation Committee approves the compensation terms for all executive officers.

Role of Compensation Consultants.    The Compensation Committee has the authority under its charter to retain compensation consultants to assist in carrying out its responsibilities. The Compensation Committee has from time to time retained consultants to provide independent advice on executive officer and director compensation and to perform specific tasks as requested by the Compensation Committee. Any such consultant reports directly to the Compensation Committee.

The Compensation Committee engaged Pearl Meyer in 2022 to provide market and peer group data, as well as advice on the components of executive officer compensation. In 2023, the Compensation Committee conferred with Pearl Meyer regarding equity compensation matters. In 2024, the Compensation Committee worked with Pearl Meyer to construct a new market and peer group for purposes of benchmarking and advising on executive pay levels for 2024. The Compensation Committee assessed the independence of Pearl Meyer pursuant to SEC rules and in accordance with Nasdaq listing standards, noting that Pearl Meyer (i) did not have any relationships with the Company, our executive officers or our Committee members that would impair its independence, and (ii) does not provide any services to the Company other than advice to the Compensation Committee regarding executive officer and director compensation and our equity compensation plan, and concluded that Pearl Meyer is free from conflicts of interest and is independent.

Competitive Market Pay Information

Our Compensation Committee reviews competitive market data to ensure that our executive compensation program offers competitive compensation opportunities. The primary frame of reference for market-based analysis is a peer group of comparable public companies collectively reviewed by the Compensation Committee and Pearl Meyer, and ultimately selected by the Compensation Committee, using a balanced approach that focuses on companies of similar size (revenue, market capitalization and/or valuation) and in the same or adjacent sectors (health care technology/software). For 2024, the Compensation Committee determined to adjust the peer group to reflect the decrease in the Company’s market cap.

The updated peer group’s median valuation is 1/3 of that of the prior peer group utilized by the Compensation Committee ($225 million vs $606 million). In setting compensation for 2024, the Compensation Committee used this peer group because, when taken in the aggregate, it represented a reasonable market reference when determining the competitiveness of our executive compensation for 2024. As needed, the Compensation Committee may reference published market survey data as an additional reference point. The peer group for setting 2024 compensation decisions consisted of the following companies:

American Well Corporation	Domo, Inc.	Phreesia, Inc.
Arteris, Inc.	Health Catalyst, Inc.	Simulations Plus, Inc.
Augmedix, Inc.	HealthStream, Inc.	Smith Micro Software, Inc.
CareCloud, Inc.	iCAD, Inc.	SoundThinking, Inc.
Computer Programs and Systems, Inc.	Intellicheck, Inc.	Viant Technology Inc.
CoreCard Corporation	Kaltura, Inc.

The Compensation Committee believes that the compensation data related to companies in our peer group and compensation survey data constituted appropriate guidelines for it to compare proposed pay levels for our named executive officers with those of other companies. The purpose of using this data was to assist the Compensation Committee in assessing whether our proposed executive compensation was competitive. The Compensation Committee considered these data only as a guidepost to their evaluation of proposed compensation amounts, and there was no mandate that any actual compensation paid must fall within any set range. Our Compensation Committee and the Board believe that using the market comparative data in this manner was useful in establishing an appropriate and competitive compensation structure.

The Compensation Committee relied on this 2024 competitive market data in setting 2024 compensation for our named executive officers.

Annual Cash Compensation

Base Salary.    Base salaries are an important element of compensation and provide our executive officers with a base level of income. Generally, base salaries of our executive officers are set upon hire or promotion and are annually set at levels that we determine adequately reward and retain capable executives. In determining base pay, our Compensation Committee considers the responsibilities associated with each executive officer’s respective position, experience, individual performance, base salary competitiveness (externally and internally), and, for executive officers other than the Chief Executive Officer, the recommendation of the Chief Executive Officer. The 2024 approved annual salaries for our named executive officers were as follows:

Name	Base Salary ($)
William J. Febbo	450,000
Edward Stelmakh	425,000
Stephen Silvestro	400,000

Annual Incentive Awards.    All of our named executive officers were participants in the OptimizeRx Corporation 2022 Cash Bonus Plan, or the “Cash Bonus Plan” during 2024. The Cash Bonus Plan was adopted in February 2022 by the Compensation Committee. The purpose of the Cash Bonus Plan is to align officers’ and other employees’ efforts with the strategic goals of the Company through competitive annual incentive opportunities. The Cash Bonus Plan is administered by the Compensation Committee. The Compensation Committee has the power to grant awards under the Cash Bonus Plan, to determine the amount of cash to be paid pursuant to each award and the terms and conditions of each award. Awards may provide for payment in installments, or upon the satisfaction of qualitative performance standards or quantitative performance standards, on an individual, divisional or Company-wide basis, as determined by the Compensation Committee.

Each participant in the Cash Bonus Plan is entitled to receive payment of the award only after certification by the Compensation Committee that the targets associated with the award have been satisfied. The Compensation Committee meets and certifies the results prior to March 15th of each year. Final payments with respect to awards vary based on the level of achievement measured against the pre-determined performance measures. The Compensation Committee has the discretion to reduce or eliminate the amount otherwise payable to a participant if it determines that such a reduction or elimination is in the best interests of the Company.

The annual cash bonus for 2024 under the Cash Bonus Plan for all of our named executive officers was based on the following performance goals: (i) a revenue goal, and (ii) an Adjusted EBITDA goal. The Compensation Committee believes these two goals focus management’s attention on revenue growth, profitability, and operational efficiency, which are key drivers in building shareholder value. For purposes of the 2024 bonus awards, we defined EBITDA as net income (loss), as determined under GAAP, before interest, taxes, depreciation and amortization and Adjusted EBITDA as EBITDA further adjusted to exclude stock-based compensation. In addition, the Compensation Committee, at its discretion, may eliminate (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) dividends declared on the Company’s stock; (iv) changes in tax or accounting principles, regulations or laws; (v) expenses incurred in connection with a merger, acquisition or similar transaction; or (vi) such other effects that the Compensation Committee may approve to be eliminated. In 2024, the Compensation Committee eliminated severance charges, asset impairment charges and acquisition expenses.

Each performance goal was assigned a weighting—50% for revenue, and 50% for Adjusted EBITDA. For 2024, our Compensation Committee set threshold, target, and maximum performance-based cash bonus award levels which were aligned with the Company’s financial guidance for the year. Target performance for each metric was set higher than the Company’s financial guidance. During 2024, the Company adjusted its financial guidance. As a result, the Compensation Committee determined to similarly adjust the revenue and Adjusted EBITDA threshold, target, and maximum levels for determining cash bonus payouts to reflect this new financial guidance.

There would be no annual performance-based cash bonus payout under the Cash Bonus Plan with respect to any Company performance metric for which actual Company performance did not meet the threshold level. Payout at threshold would be at 50% of target. Achievement between specified Company performance levels would result in a payout based on linear interpolation. In addition, the annual performance-based cash bonus award had a cap of 200% of the target annual incentive opportunity for such performance measure as a maximum award level for each of our named executive officers. The Company performance metrics operate independently.

Each named executive officer’s target annual incentive opportunity is based on a number of factors, including the individual’s role and responsibilities within the Company, the individual’s experience and expertise, pay levels in the marketplace for similar positions, and performance of the individual and the Company as a whole. For 2024, the Compensation Committee set the target performance-based cash awards, as a percentage of base salary, for each of our named executive officers as follows:

Name	Target (% of Base Salary)
William J. Febbo	100%
Edward Stelmakh	55%
Stephen Silvestro	60%

The following table sets forth the fiscal year 2024 revenue and Adjusted EBITDA (for cash bonus calculations):

Measure	Actual
Revenue	$92,127,044
Adjusted EBITDA (for cash bonus calculations)	$11,760,615	(1)(2)(3)

____________

(1)     At the time of bonus calculations, the Company had not yet finalized the audit of its financial statements for 2024, and the Company’s net income (loss), cash operating expenses, and acquisition-related expenses were less than as reported in our audited financials. In addition, tax expense utilized in cash bonus calculations was an estimate which was subsequently updated when the tax expense was prepared and recorded in our audited financials. Due to the foregoing, the final Adjusted EBITDA as reported in our earnings release was $30,729 less than the Adjusted EBITDA (for cash bonus calculations).

(2)     Upon finalizing the Company’s financial results, a decision was made not to change the aggregate cash bonus determinations that had been established and accrued in our financial statements because the difference between the Adjusted EBITDA (as reported) and the Adjusted EBITDA (for cash bonus calculations) was immaterial.

(3)     A reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures is included in Appendix A to this proxy statement.

Based on the foregoing results, the Compensation Committee certified that the total payout based on the Company’s Revenue and Adjusted EBITDA (for cash bonus calculations) was 58.9% for each of Messrs. Stelmakh and Silvestro. Accordingly, for 2024, based on the formula described above, the Compensation Committee issued annual cash bonuses of $137,679 and $141,360 pursuant to the Cash Bonus Plan to each of Messrs. Stelmakh and Silvestro, respectively. Such annual cash bonuses were paid in the first quarter of 2025. Mr. Febbo did not receive a bonus payment under the Cash Bonus Plan for 2024, as he stepped down as an officer and employee of the Company effective as of December 31, 2024, prior to the date that the annual cash bonuses were paid to our executive officers pursuant to the Cash Bonus Plan. See “Separation and Advisory Agreement” for a description of amounts payable to Mr. Febbo in connection with his separation of employment.

Discretionary Cash Bonuses.    In addition to the performance-based bonuses described above, the Compensation Committee has the authority to award discretionary cash bonuses. This type of bonus may be used to reward executive officers for exemplary performance during the year and to attract and recruit qualified candidates. The Compensation Committee considers the following factors in determining the amount of discretionary bonus payable to an executive officer, if any: the Company’s overall performance in light of economic conditions experienced during the fiscal year, the executive’s contribution to the Company’s annual and long-term strategic objectives, the quality of the executive’s work, as well as the officer’s contribution to specific strategic initiatives as may be measured in ways different from the performance criteria identified above. The Compensation Committee believes that it is important to have the flexibility to grant discretionary awards if the Company does not achieve one or more specific financial metrics in the event that the Compensation Committee determines that management’s overall performance during the year otherwise merits recognition. Discretionary bonus amounts, if any, are paid in the first quarter of the year following the year in which the bonus was earned. No discretionary cash bonus was paid to the named executive officers for 2024.

Equity Awards

We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our executive officers to create value for our stockholders. Equity awards also help us retain qualified executive officers in an increasingly competitive market.

Long-term incentive awards are granted to our executive officers under the 2021 Equity Plan. As with other elements of compensation, in issuing equity awards, the Compensation Committee takes into consideration individual performance and experience of each executive, internal pay equity, expected future contributions of each executive, historical compensation levels and peer comparisons.

We provide our executive officers with long-term incentive awards in the form of stock options and grants of restricted stock units (RSUs). Stock options are a key aspect of our pay-for-performance culture, by providing a return to our executive officers only if the market price of our common stock appreciates over the stock option term. RSU awards provide a return based on the market price of our common stock; if our share price declines, RSU awards correspondingly decline in value but still maintain value, and therefore, a mix of RSU awards and stock options aligns executive officers’ interests with those of stockholders by minimizing incentive for short-term risk-taking at the expense of realizing long-term value. The time-based element of such equity awards also serves as an incentive for continued employment.

In April 2024, the Company and Mr. Febbo entered in an amended and restated employment agreement. to, among other things, eliminate the single trigger cash severance which was payable to Mr. Febbo in connection with a change in control and remove the Company’s 280G tax gross-up payment obligation afforded to Mr. Febbo under Mr. Febbo’s prior employment agreement. In exchange thereof, on April 15, 2024, the Compensation Committee granted Mr. Febbo 60,000 restricted stock units.

In December 2024, the Compensation Committee granted Messrs. Stelmakh and Silvestro a mix of stock options and RSU awards. The purpose of these awards was to recognize and reward high performance and to promote retention.

All stock option and RSU awards granted in 2024 vest in three equal annual installments beginning on the first anniversary of the date of grant.

The table below shows the number of RSUs and stock options awarded to each of our named executive officers during 2024.

Name	Grant Date	Number of RSUs Granted		Number of Options Granted
William J. Febbo	April 15, 2024	60,000	(1)	—
Edward Stelmakh	December 23, 2024	41,408		77,742
Stephen L. Silvestro	December 23, 2024	41,408		77,742

____________

(1)     In connection with Mr. Febbo’s separation from employment with the Company, these restricted stock units were forfeited as of December 31, 2024.

In addition to the equity awards disclosed in the table above, we also issued equity awards in 2024 related to 2023 compensation which were previously disclosed in the Company’s 2023 Definitive Proxy Statement filed on April 29, 2024. As previously disclosed, a portion of the bonus (i) earned by each named executive officer pursuant to the Cash Bonus Plan in 2023 and (ii) awarded to each named executive officer as a discretionary bonus in 2023, was paid to each such named executive officer in equity in 2024 (after the 2023 performance period). Accordingly, on February 15, 2024, the Compensation Committee granted RSUs to each named executive officer as follows: Mr. Febbo (15,000 RSUs), Mr. Stelmakh (7,083 RSUs) and Mr. Silvestro (7,750 RSUs).

Equity Grant Timing Policy and Practices

We have an equity award grant scheme pursuant to which we may grant equity awards, including options to purchase shares of the Company’s common stock and restricted stock units, to our employees, including the named executive officers, and our non-employee directors. It is our policy that we shall not backdate any equity grant, or manipulate the timing of the public release of material information or of any equity award with the intent of benefitting a grantee under an equity award. We generally grant equity only on a regularly scheduled basis. Pursuant to our equity award grant scheme, we grant new-hire equity awards to eligible new hires, which include options and RSUs, generally on the first business day of February, May, August, or November following an eligible new hire’s employment start date. The Compensation Committee may also approve an equity grant in connection with the promotion of a named executive officer or as a special retention grant, the timing of which is generally at the time of the promotion or other special event. We also make initial and annual equity grants in the form of RSUs to our non-employee directors at the time of a director’s initial appointment or election to the Board and on the date of each annual meeting of stockholders or soon thereafter. In addition, we make annual equity grants to our eligible employees, including our named executive officers, on an annual basis, in the fourth quarter of the year after mid-year performance reviews have been completed. The Compensation Committee does not take material non-public information into account when determining the timing and terms of equity awards. Instead, the timing and terms of equity awards is in accordance with the yearly compensation cycle. The Company does not time the release of material non-public information for the purpose of affecting the value of executive compensation or for the compensation of any other employee.

The following table sets forth information regarding stock options issued to our named executive officers during 2024 during any period beginning four business days before and ending one business day after the filing of a Form 10-K or Form 10-Q or the filing or furnishing of a Form 8-K that contains material non-public business. Mr. Febbo did not receive any stock options during 2024.
Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award ($/Sh)(1)	Grant Date Fair Value of the Award

Percentage Change
in the Closing
Market Price of the
Securities
Underlying the
Award Between the
Trading Day Ending
Immediately Prior to
the Disclosure of
MNPI and the
Trading Day
Beginning
Immediately
Following the
Disclosure of
MNPI(2)

Edward Stelmakh	12/23/2024	77,742	4.83	199,999	0.61%
Stephen Silvestro	12/23/2024	77,742	4.83	199,999	0.61%

____________

(1)     The exercise price of the option was determined following the close of market on December 23, 2024.

(2)     The Company filed a current report on Form 8-K on December 23, 2024 announcing that Mr. Febbo would be stepping down as Chief Executive Officer of the Company effective as of December 31, 2024 and that Mr. Silvestro would serve as interim Chief Executive Officer effective as of January 1, 2025. The percentage change in the closing market price of the Company’s common stock between the trading day ending immediately prior to the filing of the 12/23/24 Form 8-K and the closing market price of the Company’s common stock on the trading day beginning immediately following the filing of the 12/23/24 Form 8-K was 0.61%.

Employment Agreements in Effect During 2024

William J. Febbo.    Mr. Febbo entered into an amended and restated employment letter agreement (the “Febbo Employment Agreement”) with the Company in April 2024. The Febbo Employment Agreement provided for at-will employment and did not have a specific term. Pursuant to the Febbo Employment Agreement, Mr. Febbo’s annual base salary was set at $450,000, with such increases (but no decreases, unless mutually agreed) as may be determined by the Compensation Committee from time to time. The Febbo Employment Agreement (i) provided that Mr. Febbo was eligible to participate in the Company’s 2022 Cash Bonus Plan and/or any other cash incentive plan maintained by the Company, with a target bonus of 100% of his annual salary and (ii) authorized the Company to grant Mr. Febbo sixty thousand (60,000) restricted stock units on April 15, 2024 which vest in equal one-third increments over a three (3) year period, commencing on the first anniversary of the grant date. In addition, the Febbo Employment Agreement provided that Mr. Febbo could receive additional grants of equity awards under the Company’s 2021 Equity Incentive Plan and/or any other equity-related incentive plan maintained by the Company, as determined by the Compensation Committee in its sole discretion within the parameters, and subject to the terms and conditions, of the applicable equity plan. The Febbo Employment Agreement further provided that the treatment of any equity awards held by Mr. Febbo in connection with the termination of his employment would be determined under the applicable equity plan and/or award agreement relating to such award. The Febbo Employment Agreement also provided that Mr. Febbo was eligible to participate in various Company benefit programs generally offered to employees, such as a 401(k) plan, group medical and dental insurance, and short and long-term disability benefits.

The Febbo Employment Agreement updated and superseded in its entirety Mr. Febbo’s prior employment agreement to, among other things, eliminate the single trigger cash severance which was payable to Mr. Febbo in connection with a change in control and removed the Company’s 280G tax gross-up payment obligation afforded to Mr. Febbo under his prior agreement. In connection with the Febbo Employment Agreement, the Compensation Committee amended the OptimizeRx Corporation Executive Severance Plan to make Mr. Febbo a participant of such plan. As a result, all of Mr. Febbo’s prior rights to severance and change in control benefits which were set forth under Mr. Febbo’s employment agreement were eliminated.

Mr. Febbo stepped down from his positions as Chief Executive Officer and as a member of the Board of Directors of the Company effective as of December 31, 2024. On January 3, 2024, in connection with his separation from employment with the Company, Mr. Febbo and the Company entered into a Separation Agreement and Advisory, see “—Post-2024 Compensation Actions—Separation and Advisory Agreement.”

Edward Stelmakh.    Mr. Stelmakh joined the Company as Chief Financial Officer & Chief Operations Officer on October 11, 2021. In connection with Mr. Stelmakh’s appointment as Chief Financial Officer & Chief Operations Officer, the Company entered into an offer letter with Mr. Stelmakh. The offer letter provides that Mr. Stelmakh’s employment will be on an at-will basis and provides Mr. Stelmakh an annual base salary of $425,000. Mr. Stelmakh’s annual compensation will be reviewed by the Compensation Committee annually and adjusted at its discretion. In addition, the offer letter provides that Mr. Stelmakh will: (i) be eligible to participate in the Company’s executive bonus plan, with a target annual bonus equal to 50% of his base salary; (ii) receive a one-time equity grant valued at $3.0 million on the grant date; (iii) be eligible to participate in the Company’s annual equity grant program; and (iv) be entitled to participate in various Company benefit programs offered to employees and be eligible to participate in the Company’s flexible paid time off policy. Mr. Stelmakh’s offer letter also provides that if his employment is terminated without cause, Mr. Stelmakh will receive, as severance pay, twelve months of his then applicable base salary. In addition, assuming Mr. Stelmakh makes a timely election to continue his medical and dental insurance benefits pursuant to COBRA, medical, dental and vision insurance will be available to Mr. Stelmakh for the twelve month period following termination (until he obtains alternative health insurance) to the same extent that such insurance is provided to persons who are employed by the Company, including the Company’s payment of the employer portion of premiums, and Mr. Stelmakh’s contribution to premiums, the latter of which will be deducted from the severance pay. The Company’s obligation to pay or to provide the above benefits are conditioned on Mr. Stelmakh executing a waiver and release in favor of the Company. The agreement also includes standard confidentiality, invention assignment and non-compete provisions typically included in agreements of this type.

In February 2024, the Compensation Committee approved an increase to Mr. Stelmakh’s bonus target for 2024 from 50% of base salary to 55% of base salary.

Stephen Silvestro.    Mr. Silvestro entered into an amended and restated employment agreement (the “Silvestro Employment Agreement”) with the Company in April 2024. The Silvestro Employment Agreement provides for at-will employment and does not have a specific term. Pursuant to the Silvestro Employment Agreement, Mr. Silvestro’s annual base salary was set at $400,000, with such increases (but no decreases, unless mutually agreed) as may be determined by the Compensation Committee from time to time. The Silvestro Employment Agreement provided that Mr. Silvestro was eligible to participate in the Company’s 2022 Cash Bonus Plan and/or any other cash incentive plan maintained by the Company, with a target bonus of 60% of his annual salary. In addition, the Silvestro Employment Agreement provided that Mr. Silvestro was eligible to receive grants of equity awards under the Company’s 2021 Equity Incentive Plan and/or any other equity-related incentive plan maintained by the Company, as determined by the Compensation Committee in its sole discretion within the parameters, and subject to the terms and conditions, of the applicable equity plan. The Silvestro Employment Agreement further provided that the treatment of any equity awards held by Mr. Silvestro in connection with the termination of his employment would be determined under the applicable equity plan and/or award agreement relating to such award.

The Silvestro Employment Agreement also provides that Mr. Silvestro is eligible to participate in various Company benefit programs generally offered to employees, such as a 401(k) plan, group medical and dental insurance, and short and long-term disability benefits.

The Silvestro Employment Agreement updated and superseded in its entirety Mr. Silvestro’s prior employment agreement to, among other things, remove the Company’s 280G tax gross-up payment obligation afforded to Mr. Silvestro under his prior agreement.

Mr. Silvestro was appointed Chief Executive Officer on March 10, 2025. The Company and Mr. Silvestro entered into an amended and restated employment letter agreement in April 2024, see “—Post-2024 Compensation Actions—Steven Silvestro’s Employment Agreement.”

Executive Severance Plan

On March 8, 2023, the Compensation Committee adopted the OptimizeRx Corporation Executive Severance Plan (the “Severance Plan”) to provide severance benefits to certain eligible employees of the Company. In addition, on April 12, 2024, the Compensation Committee amended the Severance Plan (the “Amended Severance Plan”) to designate new participants in the plan, remove certain participants and to change certain of the severance benefits payable under the plan.

Each of the Company’s named executive officers was designated a participant in the Amended Severance Plan.

The Amended Severance Plan in 2024 provided that if either Mr. Febbo or Mr. Silvestro was terminated without Cause or resigned for Good Reason, he would be paid (i) an amount equal to 1.5 times his base salary, paid in installments over 18 months, (ii) an amount equal to his target annual bonus in effect at the time of termination, paid in a lump sum, and (iii) payment by the Company of COBRA premiums for such executive and his spouse and eligible dependents for up to 12 months following termination (the payments in (i), (ii) and (iii) collectively referred to as “Severance Benefits”).

The Amended Severance Plan in 2024 provided that if Mr. Stelmakh was terminated without Cause or resigns for Good Reason, he would be paid (i) an amount equal to 1.0 times his base salary, paid in installments over 12 months, (ii) an amount equal to his target annual bonus in effect at the time of termination, paid in a lump sum, and (iii) payment by the Company of COBRA premiums for such officer and his spouse and eligible dependents for up to 12 months following termination (the payments in (i), (ii) and (iii) are also collectively referred to as “Severance Benefits”).

The Amended Severance Plan in 2024 also provided that if Mr. Febbo was terminated without Cause or resigned for Good Reason three months prior to or 24 months following a Change in Control, in addition to the Severance Benefits payable to such officer, Mr. Febbo would be paid a lump sum payment equal to 5.0 times his then current base salary.

In addition, the Amended Severance Plan in 2024 provided if either Mr. Stelmakh or Mr. Silvestro was terminated without Cause or resigned for Good Reason three months prior to or 24 months following a Change in Control, in addition to the Severance Benefits payable to such officer, such officer would be paid a lump sum payment equal to 2.0 times his then current base salary.

The Amended Severance Plan also provided that if either Mr. Febbo, Mr. Stelmakh or Mr. Silvestro was terminated due to death or Disability, such officer (or the officer’s estate) would be paid an amount equal to his target annual bonus in effect at the time of termination, paid in a lump sum. Terms not otherwise defined herein have the meanings assigned to them in the Amended Severance Plan.

Unless otherwise stated in a participant’s individual employment agreement, if any payments or benefits under the Severance Plan would be considered “parachute payments” under Section 280G of the Code, and would be subject to the excise tax imposed by Section 4999 of the Code, then such payments will either be (i) reduced so than no portion of the payments is subject to the excise tax, or (ii) delivered in full, whichever of the foregoing results in the participant receiving a greater amount on a net after-tax basis, taking into account all federal, state and local taxes and the excise tax imposed by Section 4999 of the Code.

The Amended Severance Plan provides that in no event will any participant receive the severance benefits provided for in the Amended Severance Plan in addition to severance benefits provided for under any other severance arrangement. Rather, if a participant is covered by any other severance arrangement, such participant will receive as severance the greater of (x) the payments and benefits set forth in the Severance Plan and (y) the payments and benefits set forth in, and subject to the terms, conditions and restrictions of, the other severance arrangement.

401(k) Retirement Plan

The OptimizeRx Corporation 401(k) Profit Sharing Plan (the “401(k) Plan”) is available to all eligible employees, including our named executive officers. We offer the 401(k) Plan to enhance our ability to attract and retain talented executives and other employees and to encourage them to systematically save for retirement. Individual accounts are maintained for the cash contributions made on behalf of each eligible employee, and each eligible employee has a choice of investment options from among a variety of mutual funds and professionally managed accounts as to the contributions to the account.

There are two types of contributions to the 401(k) Plan: (1) voluntary employee contributions, which we deduct from each participating employee’s compensation (subject to certain limits established by law); and (2) the Company discretionary matching contribution to each eligible employee. Under the 401(k) Plan, the Company matches dollar per dollar of the first 3%, and fifty cents per dollar of the next 2% of pay contributed by the employee up to the Internal Revenue Code limits. After completing two years of service, 20% of the matching contributions to the 401(k) Plan vest and, for each year thereafter, an additional 20% of the matching contributions vest until 100% of the matching contributions are vested after completing six years of service. There are no vesting requirements for employee voluntary contributions.

Benefits under the 401(k) Retirement Plan are payable at age 65 (normal retirement), total disability, death, or, if earlier, upon employment termination if so elected by the participant.

Clawback Policy

The Board has adopted a clawback policy which requires the clawback of erroneously awarded incentive-based compensation of past or current executive officers awarded during the three full fiscal years preceding the date on which the issuer is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the federal securities laws. There is no fault or misconduct required to trigger a clawback.

The Compensation Committee shall determine, in its sole discretion, the timing and method for promptly recouping such erroneously awarded compensation, which may include without limitation: (a) seeking reimbursement of all or part of any cash or equity-based award, (b) cancelling prior cash or equity-based awards, whether vested or unvested or paid or unpaid, (c) cancelling or offsetting against any planned future cash or equity-based awards, (d) forfeiture of deferred compensation, subject to compliance with Section 409A of the Internal Revenue Code and the regulations promulgated thereunder, and (e) any other method authorized by applicable law or contract. Subject to compliance with any applicable law, the Compensation Committee may affect recovery under this policy from any amount otherwise payable to the executive officer, including amounts payable to such individual under any otherwise applicable Company plan or program, including base salary, bonuses or commissions and compensation previously deferred by the executive officer.

Say on Pay

The Compensation Committee and the Board appreciate and value the views of our stockholders. At our 2024 Annual Meeting, 64.8% of the votes cast were in favor of our 2023 executive compensation program. While the Board was pleased that the say on pay vote showed increased support from the prior year, we acknowledge this is still a low level of support and remain dedicated to continuing the current trend of improvement by communicating to our stockholders how the current compensation program is designed to drive the Company’s long-term objectives. Our directors and management team recognize the benefits that come from robust, frequent, and consistent dialogue with stockholders and other relevant stakeholders. As a result, we maintain an ongoing, proactive outreach effort. The Compensation Committee will continue to evaluate our compensation programs to ensure that the management team’s interests are aligned with our stockholders’ interests to support long-term value creation.

Post-2024 Compensation Actions

Separation and Advisory Agreement.    On January 3, 2024, in connection with his separation from employment with the Company, Mr. Febbo and the Company entered into a Separation Agreement and Release of Claims which included Advisory Terms and Conditions (the “Separation and Advisory Agreement”).

The Separation and Advisory Agreement and the Febbo Employment Agreement provided that Mr. Febbo was to receive the following in connection with his separation from the Company: (1) continuation of his $450,000 per annum base salary for a period of eighteen (18) months; (2) a one time lump sum payment of his annual cash bonus target of $450,000; and (3) reimbursement of COBRA premium payments for continued health, dental and vision benefit coverage for twelve (12) months, unless earlier terminated pursuant to the terms of COBRA.

Pursuant to the Separation and Advisory Agreement, Mr. Febbo was to provide advisory services to the Company for a period of three (3) months, through March 31, 2025, during which time any equity previously granted to Mr. Febbo would continue to vest in the ordinary course, which consisted of 5,000 restricted stock units that would vest on February 15, 2025.

The Separation and Advisory Agreement also contained a release of claims provision. In addition, under the Separation and Advisory Agreement, Mr. Febbo agreed to abide by any and all obligations under the Business Protection Agreement entered into by and between Mr. Febbo and the Company on March 5, 2024, including Mr. Febbo’s agreement (a) not to compete with the Company for a period of twelve (12) months, and (b) not to solicit the Company’s employees, any persons who have provided services to the Company within one (1) year from the date of Mr. Febbo’s termination of employment, customers, clients, collaborators, and certain other persons or entities for a period of twelve (12) months.

Stephen Silvestro’s Employment Agreement.    In connection with Mr. Silvestro’s appointment as Chief Executive Officer, the Company entered into an Amended and Restated Employment Offer Letter (the “Silvestro A&R Employment Letter”) with Mr. Silvestro. The Silvestro A&R Employment Letter provides that Mr. Silvestro’s employment will be on an at-will basis and further provides Mr. Silvestro an annual base salary of $500,000, with such annual base salary subject to increase but not decrease from time to time by the Compensation Committee. In addition, the Silvestro A&R Employment Letter provides that Mr. Silvestro will:

•        be eligible to participate in the Company’s executive bonus plan, with a target annual bonus equal to 80% of his annual base salary;

•        receive a one-time equity grant valued at $1.0 million on the grant date;

•        be eligible to participate in the Company’s annual equity grant program;

•        be eligible to participate in the Company’s Executive Severance Plan; and

•       be entitled to participate in various Company benefit programs offered to employees.

Summary Compensation Table for 2024

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers for all services rendered in all capacities to us and our subsidiaries during the years noted below:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
William J. Febbo	2024	450,000	—	678,863	(7)	—	—	1,143,200	2,272,063
Former Chief Executive Officer(6)	2023	450,000	56,250	963,189		963,189	337,500	19,400	2,789,528
Edward Stelmakh	2024	425,000	—	230,826		199,999	137,679	15,800	1,009,304
Chief Financial Officer & Chief Operations Officer	2023	425,000	26,563	200,000		102,988	159,375	15,800	929,726
Stephen L. Silvestro	2024	400,000	—	228,173		199,999	141,360	3,600	973,132
President, Former Chief Commercial Officer(8)	2023	384,583	29,063	250,000		128,736	174,375	3,600	970,357

____________

(1)     Represents discretionary cash bonuses paid after the fiscal year with respect to that fiscal year’s performance to our named executive officers.

(2)     Represents the grant date fair value of awards determined in accordance with FASB ASC Topic 718. Stock awards granted in 2024 consisted of time-based restricted stock units. We calculated the estimated fair value of the time-based restricted stock unit awards using the closing price per share of our common stock on the grant date. See also Notes 2 and 11 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The stock awards granted in 2024 are subject to vesting conditions described under “– Equity Awards.”

(3)     Represents the grant date fair value of option awards determined in accordance with FASB ASC Topic 718. We calculated the grant date fair value of option awards using the Black-Scholes option pricing model using assumptions set forth in Note 2 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The option awards granted in 2024 are subject to vesting conditions described under “– Equity Awards.”

(4)     Represents annual performance-based bonuses paid after the fiscal year with respect to that fiscal year’s performance to our named executive officers. All annual performance-based bonus awards issued in fiscal 2024 to our named executive officers were issued pursuant to our Cash Bonus Plan. See “– Annual Cash Compensation.”

(5)     The “All Other Compensation” column for the fiscal year ended December 31, 2024 includes the following compensation items.

Named Executive Officer	Contribution to 401(k) Plan ($)	Technology Reimbursement	Accrued Severance(9)	Total ($)
William J. Febbo	12,200	6,000	1,125,000	1,143,200
Edward Stelmakh	12,200	3,600	—	15,800
Stephen L. Silvestro	—	3,600	—	3,600

(6)     Mr. Febbo stepped down from his position as Chief Executive Officer effective as of December 31, 2024.

(7)     Represents the grant date value of (i) the portion of the February 15, 2024 restricted stock unit grant which is allocable to Mr. Febbo’s 2023 discretionary bonus, and (ii) the 60,000 restricted stock unit grant to Mr. Febbo on April 15, 2024. In connection with Mr. Febbo’s separation from employment with the Company, all of such restricted stock units were forfeited as of December 31, 2024.

(8)     Mr. Silvestro became the Company’s Chief Executive Officer on March 10, 2025, served as the Company’s interim Chief Executive Officer from January 1, 2025 through March 10, 2025; the Company’s President from October 24, 2023 through January 1, 2025 and as the Company’s Chief Commercial Officer from April 29, 2019 through October 24, 2023.

(9)     Consists of accrued of severance payments which will be paid in the future and are contingent upon Mr. Febbo’s compliance with the terms of the Separation and Advisory Agreement. For the terms of Mr. Febbo’s severance arrangement, see“—Post-2024 Compensation Actions—Separation and Advisory Agreement.”

Narrative Disclosure to the Summary Compensation Table

Employment Agreements.    For a description of the employment agreements for each of Messrs. Febbo, Stelmakh and Silvestro, please see “—Employment Agreements in Effect During 2024.”

2021 Equity Incentive Plan.    The purpose of the 2021 Equity Incentive Plan, referred to as the “2021 Equity Plan,” is to provide directors, officers, employees and consultants of the Company or an affiliate of the Company an equity-based incentive to maintain and enhance the performance and profitability of the Company. The 2021 Equity Plan is administered by the Compensation Committee. Subject to adjustment as provided in the 2021 Equity Plan, 2,500,000 shares of our common stock may be issued pursuant to the 2021 Equity Plan upon exercise of awards. If an award is forfeited, terminates, expires or lapses instead of being exercised, or any award is settled for cash, the shares underlying such forfeited, terminated, expired or lapsed award will return to the pool of shares available for issuance under the 2021 Equity Plan.

Awards will be evidenced by award agreements in such forms as the Compensation Committee may from time to time approve. All awards must be granted on or before the tenth anniversary of the effective date of the 2021 Equity Plan. All awards under the 2021 Equity Plan will be subject to any clawback policy that may be adopted by the Company from time to time or any recoupment requirement imposed under applicable laws, rules, regulations, or stock exchange listing standards.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each of our named executive officer’s information regarding unexercised options and unvested stock awards outstanding at December 31, 2024.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock that Have Not Vested ($)(4)
William J. Febbo(1)	04/18/2023	53,899	—	14.42	03/31/2025	—	—
	02/15/2024	—	—	—	—	5,000	24,300
Edward Stelmakh	10/11/2021	25,191	—	81.09	10/11/2026	—	—
	10/03/2022	65,091	32,546	15.04	10/02/2027	—	—
	10/03/2022	—	—	—	—	16,623	80,788
	12/19/2023	5,237	10,474	12.73	12/18/2028	—	—
	12/19/2023	—	—	—	—	10,474	50,904
	02/15/2024	—	—	—	—	7,083	34,423
	12/23/2024	—	—	—	—	41,408	201,243
	12/23/2024	—	77,742	4.83	12/22/2029	—	—
Stephen L. Silvestro	01/07/2021	38,511	—	37.50	01/07/2026	—	—
	03/01/2022	7,817	3,909	43.24	03/01/2027	—	—
	03/01/2022	—	—	—	—	1,928	9.370
	10/03/2022	26,036	13,019	15.04	10/02/2027	—	—
	10/03/2022	—	—	—	—	6,649	32,314
	12/19/2023	6,546	13,093	12.73	12/18/2028	—	—
	12/19/2023	—	—	—	—	13,093	63,632
	02/15/2024	—	—	—	—	7,750	37,665
	12/23/2024	—	—	—	—	41,408	201,243
	12/23/2024	—	77,742	4.83	12/22/2029	—	—

____________

(1)     In connection with Mr. Febbo’s separation from employment with the Company, Mr. Febbo’s unvested options were forfeited. Pursuant to the terms of Mr. Febbo’s April 17, 2023 option agreement, upon Mr. Febbo’s separation, the option expiration date was adjusted from April 17, 2028 to March 31, 2025. The Separation and Advisory Agreement provided for continued vesting of Mr. Febbo’s equity during the three month period in which he continued to provide advisory services to the Company after his separation from employment, which consisted of 5,000 restricted stock units that would vest on February 15, 2025. All other unvested restricted stock units were forfeited.

(2)     All options set forth in this column vest in three equal annual installments beginning on the first anniversary of the date of grant.

(3)     All restricted stock units in this column held by Messrs. Stelmakh and Silvestro vest in three equal annual installments beginning on the first anniversary of the date of grant.

(4)     Calculated by multiplying the closing price per share of the Company’s common stock on December 31, 2024, $4.86, by the number of shares.

Pay versus Performance

The following table shows (i) the total compensation for our principal executive officer (PEO), and on an average basis, our other named executive officers (NEOs) as set forth in the summary compensation tables set forth in the Company’s proxy statements for 2024, 2023 and 2022 (“SCT”); (ii) the “compensation actually paid“ to our PEO and, on an average basis, our other named executive officers (in each case, as determined under applicable SEC rules); (iii) our total shareholder return, and (iv) our net income. Compensation actually paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our named executive officers during a covered year. No dividends were paid or accrued on stock awards for the years presented.

Year	SCT Total Compensation for PEO(1) ($)	Compensation Actually Paid to PEO(1)(3) ($)	Average SCT Total Compensation for Other NEOs(2)(3) ($)	Average Compensation Actually Paid to Other NEOs(2)(3) ($)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(4) ($)	Net Income (Loss)(5) ($)
2024	2,272,063	$(305,928)	$991,218	$81,079	$7.82	$(20,110,000)
2023	2,789,528	2,298,481	950,042	322,486	45.92	(17,565,866)
2022	694,400	(7,300,454)	1,802,844	(1,536,360)	53.92	(11,438,440)

____________

(1)     For each applicable year, our PEO was William J. Febbo who served as chief executive officer for each of the three years presented in the table.

(2)     The other NEOs included for purposes of calculating the average amounts in each applicable year were Stephen L. Silvestro and Edward Stelmakh.

(3)     SEC rules require certain adjustments be made to the SCT total compensation to determine “compensation actually paid” for purposes of the Pay versus Performance Table, which are detailed for 2024 in the table below. Neither our PEO nor our other NEOs participated in a defined benefit plan; therefore, no adjustment for pension benefits is included in the table below.

Year	Position	Reported SCT Total Compensation	[Less] Reported Grant Date Value of Equity Awards (a)	[Plus/Minus] Equity Award adjustments (b)	[Equals] Compensation Actually Paid
2024	PEO	$2,272,063	$(678,863)	$(1,899,128)	$(305,928)
	Other NEOs Average	$991,218	$(429,499)	$(480,640)	$81,079

_________

(a)     Represents the grant date fair value of equity awards reported in the “Stock Awards” and “Option Awards” columns of the SCT for 2024.

(b)     The equity award adjustments include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; and (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year. The valuation methodologies and assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculting the equity award adjustments are as follows:
Year	Position	[Plus] Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	[Plus] Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	[Plus] Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	[Plus] Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	[Less] Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	Total Equity Award Adjustments
2024	PEO	$0	$0	$24,300	$(352,493)	$(1,570,935)	$(1,899,128)
	Other NEOs	$438,763	$(440,577)	$0	$(478,826)	$0	$(480,640)

(4)     TSR is determined based on the value of an initial fixed investment of $100 in the Company’s common stock at December 31, 2021.

(5)     The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.

Comparisons

The charts below show, for the past three years, the following: the relationship of “compensation actually paid” to our PEO and, on average, to our other NEOs as a group and each of (a) the Company’s TSR, and (b) the Company’s net income.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Policy on Related Party Transactions

In June 2021, the Company adopted a written Related Person Transaction Policy to govern the procedures for review and consideration of all related party transactions.

The Related Person Transaction Policy applies to any transaction in which OptimizeRx is a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. A related party means any director or executive officer, any nominee for director, any stockholder known to OptimizeRx to be the beneficial owner of more than 5% of any class of the Company’s voting securities, any immediate family member of any such persons, any entity in which any of such persons is employed or occupies a similar position, and any entity in which any of such persons has a direct or indirect ownership interest in such entity that, when aggregated with the ownership interests of all the persons identified above, amounts to a 10% or greater ownership interest.

It is the responsibility of the Audit Committee to review related party transactions and approve, ratify, revise or reject such transactions. It is our policy to enter into or ratify related party transactions only when it is determined that the related party transaction in question is in, or is not inconsistent with, the best interests of OptimizeRx and its stockholders. In determining whether to approve or ratify a related party transaction, the Audit Committee may consider, among other factors it deems appropriate, whether the proposed transaction would occur in the ordinary course of business; the purpose and benefits of the proposed transaction to OptimizeRx; the terms and conditions of the proposed transaction; and the terms and conditions available to unrelated third parties in arms-length negotiations in respect of similar transactions. No director may participate in the deliberations or vote regarding a transaction in which the director, or a member of the director’s immediate family, has a direct or indirect interest.

Under our Related Person Transaction Policy, certain types of transactions are deemed to be pre-approved, including compensation of executive officers and directors approved by the Compensation Committee and transactions involving competitive bids or at rates fixed by governmental authority.

Related Party Transactions

James Lang, one of our Board Members, is the Chief Executive Officer of EVERSANA, a leading provider of global commercialization services to the life science industry. OptimizeRx has entered into a Reseller Agreement with EVERSANA whereby EVERSANA may offer OptimizeRx solutions to its life sciences customers from which we generate revenue. During the years ended December 31, 2024 and December 31, 2023, respectively, we recognized $375,280 and $335,897 in revenue from OptimizeRx solutions sold by EVERSANA to its life sciences customers. Each opportunity sourced by EVERSANA was reviewed and approved by the Audit Committee. In the opinion of the Audit Committee, the contracts are at market rates, were generated in the normal course of business and are no less favorable than those which could have been obtained from an unaffiliated party.

PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14(a) of the Exchange Act, we are asking our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers described in this proxy statement. Accordingly, the following resolution is submitted for stockholder vote at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to applicable SEC rules, including the compensation tables and any related narrative discussion, is hereby APPROVED.”

The “say on pay” vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinion of our stockholders and to the extent there is a significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

In keeping with the preference expressed by our stockholders at our 2021 Annual Meeting of Stockholders, our Board has adopted a policy of holding say-on-pay votes every year until the Company is required to hold another advisory vote on the frequency of say-on-pay votes, which will occur no later than our 2027 Annual Meeting of Stockholders. The next say-on-pay vote will occur at our 2026 Annual Meeting of Stockholders.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY
BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS,
AS DESCRIBED IN THIS PROXY STATEMENT PURSUANT TO SEC RULES.

INFORMATION REGARDING SECURITY HOLDERS

Security Ownership of Management

Set forth below is certain information with respect to the beneficial ownership of our common stock as of the record date, held by each of our directors, each of our director nominees, each of our named executive officers, and by all of our current directors and executive officers as a group. As of the record date, 18,493,447 shares of our common stock were outstanding. Unless otherwise indicated, each person or member of the group listed has sole voting and investment power with respect to the shares of common stock listed. The address of each person named in this table is c/o OptimizeRx Corp., 260 Charles Street, Suite 302, Waltham, MA 02453.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)(3)		Percent(1)
William J. Febbo	530,852	(4)	2.8%
Edward Stelmakh	142,167		*
Stephen L. Silvestro	151,066		*
Lynn O’Connor Vos	62,774		*
Catherine Klema	11,752		*
James Lang	389,452		2.1%
Patrick Spangler	45,467		*
Gregory Wasson	47,315		*
All current directors and executive officers as a group (10 persons)	1,048,747		5.6%

____________

*        Denotes less than 1%.

(1)     The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC and, accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power. The same shares may be beneficially owned by more than one person. Shares of common stock currently issuable or issuable within 60 days of the record date upon the exercise of options or vesting of restricted stock units are deemed to be outstanding in computing the beneficial ownership and percentage of beneficial ownership of the person holding such securities, but they are not deemed to be outstanding in computing the percentage of beneficial ownership of any other person. Beneficial ownership does not include stock options and restricted stock units which have not vested as of, and will not vest within 60 days of, the record date. Beneficial ownership may be disclaimed as to certain of the securities.

(2)     Includes shares that could be acquired upon the exercise of stock options that are currently exercisable or exercisable within 60 days of the record date, as follows: 95,519 shares for Mr. Stelmakh; 78,910 shares for Mr. Silvestro; and 261,941 shares for all current directors and executive officers as a group.

(3)     Includes shares that could be acquired upon the vesting of restricted stock units that will vest within 60 days of the record date, as follows: 13,286 shares for each of Ms. Vos, Mr. Lang, Mr. Spangler, and Mr. Wasson; 6,643 shares for Ms. Klema; and 59,787 shares for all current directors and executive officers as a group.

(4)     Based in part on a Form 4 filed with the SEC on February 20, 2025 and Company records. Mr. Febbo served as the Company’s Chief Executive Officer through December 31, 2024.

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of the record date, information regarding persons or entities that, to the best of our knowledge, are beneficial owners of more than 5% of our outstanding common stock.

Name and Address of Beneficial Owner	Amount and nature of beneficial ownership		Percentage of Class(1)
Whetstone Capital Advisors, LLC 2001 Shawnee Mission Pkwy Mission Woods, KS 66205	1,508,303	(2)	8.2%
The Weintraub Family Revocable Trust 10799 N 90th Street, Suite 200 Scottsdale, AZ 85260	1,384,467	(3)	7.5%
BlackRock Fund Advisors 50 Hudson Yards New York, NY 10001	1,134,954	(4)	6.1%
Royce & Associates LP One Madison Avenue New York, NY 10010	1,069,560	(5)	5.8%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	1,021,002	(6)	5.5%

____________

(1)     Based on 18,493,447 shares of the Company’s common stock outstanding as of the record date.

(2)     Information is based solely on an Amendment to a Schedule 13D filed with the SEC on April 21, 2025 by Whetstone Capital Advisors, LLC (“Whetstone”) and David Atterbury (“Mr. Atterbury”). Whetstone and Mr. Atterbury reported that, as of April 18, 2025, they had shared voting and dispositive power with respect to 1,508,303 shares of our common stock and sole voting and dispositive power with respect to 0 shares of our common stock. Whetstone may be deemed to be the beneficial owner of these shares because it acts as an investment adviser to certain private investment funds which hold common stock of the Company. Mr. Atterbury may also be deemed to be the beneficial owner of these shares because he controls Whetstone in his position as manager and majority owner of Whetstone.

(3)     Information based in part on a Schedule 13G filed with the SEC on November 28, 2023 by Michael Weintraub and Company records. Mr. Weintraub reported that he beneficially owned 1,384,467 shares of the Company’s common stock (the “Weintraub Shares”). On or about November 29, 2023, Mr. Weintraub gifted the Weintraub Shares to The Weintraub Family Revocable Trust. Mr. Weintraub and his spouse serve as co-trustees to the family trust and share voting and voting and dispositive power with respect to the Weintraub Shares.

(4)     Information is based solely on a Schedule 13G/A filed with the SEC on January 29, 2024 by BlackRock, Inc. (“BlackRock”) on behalf of BlackRock and its subsidiaries. BlackRock reported that, as of December 31, 2023, it had sole voting power with respect to 1,125,783 shares of our common stock, sole dispositive power with respect to 1,134,954 shares of our common stock, and shared voting and dispositive power with respect to 0 shares of our common stock.

(5)     Information is based solely on a Schedule 13G filed with the SEC on January 28, 2025 by Royce & Associates LP (“Royce”). Royce reported that, as of December 31, 2024, they had shared voting and dispositive power with respect to 1,069,560 shares of our common stock and sole voting and dispositive power with respect to 0 shares of our common stock.

(6)     Information is based solely on a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, Inc., referred to as “Vanguard.” Vanguard reported that, as of December 29, 2023, it had sole voting power with respect to 0 shares of our common stock, sole dispositive power with respect to 987,717 shares of our common stock, shared voting power with respect to 26,388 shares of our common stock and shared dispositive power with respect to 33,285 shares of our common stock.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act and the regulations promulgated thereunder require our executive officers, directors and persons who beneficially own more than 10% of our common stock to file forms with the SEC to report their ownership of the Company’s shares and any changes in ownership. We have reviewed all forms filed electronically with the SEC during, and with respect to, fiscal 2024. Based on that review and written information given to us by all of our directors and executive officers, we believe that all of our directors, executive officers and holders of more than 10% of our stock filed on a timely basis all reports that they were required to file under Section 16(a) during fiscal 2024 other than as previously disclosed or as follows: three late Forms 4 covering a total of five transactions for Mr. Febbo, two late Forms 4 covering a total of three transactions for each of Mr. Silvestro and Ms. Odence-Ford, one late Form 4 covering one transaction for each of Mr. Stelmakh and Mr. Besch, one late Form 4 covering a total of two transactions for each of Ms. Vos, Ms. Klema, Mr. Lang, Mr. Spangler and Mr. Wasson, and one late Form 4 covering one late transaction for Mr. Halas.

PROPOSAL NO. 3
RATIFICATION OF UHY LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the fiscal year ended December 31, 2024 was the firm of UHY LLP (“UHY”). The Audit Committee has appointed UHY as our independent registered public accounting firm for the fiscal year ending December 31, 2025. A representative of UHY is expected to attend the 2025 Annual Meeting of Stockholders and to have the opportunity to make a statement, if he or she desires to do so, and is expected to be available to respond to appropriate questions submitted by stockholders in advance of the Annual Meeting.

The Audit Committee, with the endorsement of the Board, recommends that you ratify that appointment. Although ratification is not required by our bylaws or otherwise, we are submitting the selection of UHY to you for ratification as a matter of good corporate practice. If the selection is not ratified by a majority of the votes cast on this proposal at the Annual Meeting, our Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, our Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

The Board recommends a vote “FOR” the
ratification of the appointment of UHY AS the Company’s
independent registered public accounting firm for FISCAL YEAR 2025.

Independent Registered Public Accountant Fee Information

Aggregate fees for professional services rendered by UHY to us as of and for the fiscal years ended December 31, 2024 and December 31, 2023 were:

Fiscal Year Ended December 31	Audit Fees(1)	Audit-Related Fees	Tax Fees	All Other Fees
2024	$620,946	$—	$—	$21,200
2023	$700,500	$—	$—	$22,500

____________

(1)     The aggregate fees included in Audit Fees are fees billed for the fiscal years. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

Audit Fees.    Audit fees were for professional services rendered for the audits of annual financial statements and review of quarterly financial statements.

Audit-Related Fees.    UHY did not provide any audit-related services during the period.

Tax Fees.    UHY did not provide any tax services during the period.

All Other Fees.    All other fees are for services related to the filing of our Form S-8 registration statement and an amendment thereto, the Healthy Offers, Inc. acquisition and other strategic activities, and the review of proxy materials.

The Audit Committee has considered and determined that the services provided by UHY are compatible with UHY maintaining its independence.

Pre-Approval Policies and Procedures

The Audit Committee Charter provides that one of the Audit Committee’s responsibilities is the pre-approval of all audit and permitted non-audit services performed by the independent registered public accounting firm. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee Charter also authorizes the Audit Committee to delegate to one or more of its members the authority to pre-approve all audit and permitted non-audit services. The Audit Committee and/or its delegate pre-approved all of the audit and audit-related services provided by our independent registered public accounting firm to us during the fiscal years ended December 31, 2024 and December 31, 2023.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting processes on behalf of the Board. Management is responsible for the financial statements and the reporting processes, including the internal control over financial reporting. The Company’s independent registered public accounting firm, UHY, is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles. The Audit Committee monitors these processes. The Audit Committee has reviewed and discussed the audited financial statements with management.

As required by the standards of the Public Company Accounting Oversight Board (“PCAOB”), the Audit Committee has discussed with UHY (i) the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, and (ii) the independence of UHY from the Company and management. UHY has provided the Audit Committee the written disclosures and letters required by applicable requirements of the PCAOB regarding the independent accountant communicating with the Audit Committee concerning independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

The Audit Committee:

Patrick Spangler, Chair
Lynn O’Connor Vos
Catherine Klema

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS AT THE 2026 ANNUAL MEETING

The table below summarizes the requirements for stockholders who wish to present proposals or director nominations at our 2026 Annual Meeting of Stockholders. This table does not include all the requirements and stockholders are encouraged to consult Rule 14a-8 and Rule 14a-19 (the SEC’s universal proxy rule), each promulgated under the Exchange Act, and our bylaws, as appropriate, to see all applicable requirements.

	Proposals intended to be included in the Company’s 2026 Proxy Materials	Other proposals/nominees to be presented at the Company’s 2026 Annual Meeting*
Type of proposal	Proposals (other than director nominations) intended to be included in our 2026 proxy materials pursuant to the SEC’s requirements set forth in Rule 14a-8 of the Exchange Act

Stockholders may present proposals and/or director nominations directly at the Company’s 2026 Annual Meeting (and not for inclusion in our 2026 proxy materials) by satisfying the disclosure, procedural, and other requirements set forth in our bylaws**

Timing:	No later than December 31, 2025

Provided that our 2026 Annual Meeting of Stockholders is not held more than 30 days before or more than 60 days after June 11, 2026, a written notice of the stockholder’s intent to present a proposal and/or director nominations at our 2026 Annual Meeting must be received by the Company’s Corporate Secretary not earlier than the close of business on February 11, 2025 and not later than the close of business on March 13, 2025. . The foregoing deadline is also the applicable deadline for a stockholder who intends to solicit proxies in support of director nominees other than the Board’s nominees to comply with the notice requirements pursuant to Rule 14a-19 of the Exchange Act

Where to send:	OptimizeRx Corporation, 260 Charles Street, Suite 302, Waltham, MA 02453	OptimizeRx Corporation, 260 Charles Street, Suite 302, Waltham, MA 02453
What to include:	The information required by Rule 14a-8	The information required by our bylaws (which, in the case of proposed director nominations, also requires the information required by Rule 14a-19 of the Exchange Act)**

____________

*        SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline, and in certain other cases notwithstanding the stockholder’s compliance with this deadline.

**      Our bylaws are available on our website located at www.optimizerx.com under “Investors—Governance.”

OTHER MATTERS

As of the date of this proxy statement, we are not aware of any other matters that will be presented and voted upon at the 2025 Annual Meeting other than the proposals described in this proxy statement. If any matter not described in this proxy statement is properly presented for a vote at the meeting, the persons named in the accompanying proxy card, or their duly authorized substitutes, will be authorized to vote on such matters or otherwise act thereon in accordance with their best judgment to the extent authorized by Rule 14a-4(c) of the Exchange Act.

HOUSEHOLDING

In accordance with notices previously sent to many stockholders who hold their shares through a broker, bank or other holder of record (“street-name stockholders”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this proxy statement or the accompanying annual report on Form 10-K may request a copy by contacting the broker, bank or other holder of record. Alternatively, we will promptly deliver a separate copy of either of such documents if a street-name stockholder contacts us either by calling (248) 651-6568 or by writing to OptimizeRx Corporation, 260 Charles Street, Suite 302, Waltham, MA 02453 Attn: Corporate Secretary.

Street-name stockholders who are currently receiving householded materials may revoke their consent, and street-name stockholders who are not currently receiving householded materials may request householding of our future materials, by contacting Broadridge Financial Solutions, Inc., either by calling toll free at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent, you will be removed from the “householding” program within 30 days of Broadridge’s receipt of your revocation, and each stockholder at your address will receive individual copies of our future materials.

FORWARD-LOOKING STATEMENTS

This proxy statement includes forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction, or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Our forward-looking statements are not guarantees of performance, and actual results could vary materially from those contained in or expressed by such statements due to risks, uncertainties, and other factors. Investors are urged to consider specifically the various risk factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and any risk factors or cautionary statements included in any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, filed with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

This proxy statement is dated April 30, 2025. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary. Except as required by law, we undertake no responsibility to update any forward-looking statements to consider events or circumstances that occur after the date of this proxy statement.

Appendix A

NON-GAAP FINANCIAL MEASURES

This proxy statement includes certain references to Adjusted EBITDA (as reported) and Adjusted EBITDA (for cash bonus calculation), which are financial measures not derived in accordance with generally accepted accounting principles (GAAP). There is not a difference in the methodology of how these non-GAAP financial measures are calculated. The difference is the timing of the calculation. Adjusted EBITDA (for cash bonus calculation) was calculated early in the first quarter of 2025 when the Company had not yet finalized the audit of its financial statements for 2024. Adjusted EBITDA (as reported) was calculated later in the quarter upon completion of the Company’s audit. See “Executive Compensation — Annual Cash Compensation — Annual Incentive Awards.”

These non-GAAP financial measures are measures of performance not defined by accounting principles generally accepted in the United States and should be considered in addition to, not in lieu of, GAAP reported measures. Additionally, these non-GAAP measures may not be comparable to similarly titled measures reported by other companies. However, management believes that presenting certain non-GAAP financial measures provides additional information to facilitate comparison of the Company’s historical operating results and trends in its underlying operating results and provides transparency on how the Company evaluates its business. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance. Management believes that financial information excluding certain items that are not considered to reflect the Company’s ongoing operating results, such as those listed below, improves the comparability of year-to-year results. Consequently, management believes that investors may be able to better understand the Company’s operating results excluding these items. Non-GAAP financial measures may reflect adjustments for items such as asset impairment charges, amortization, stock-based compensation, acquisition expenses, severance, deferred income taxes, as well as other items that management believes are not related to the Company’s ongoing performance.

For the Twelve Months Ended December 31, 2024
($ in thousands)

Net loss	(20,110)
Depreciation and amortization	4,329
Stock-based compensation	11,467
Asset impairment charges	7,489
Loss on disposal of business	—
Severance charges	1,908
Acquisition expense	243
Other income	(152)
Interest expense (income), net	5,831
Income tax expense (benefit)	725
Adjusted EBITDA (as reported)	11,730
Cash operating expense difference between as reported and cash bonus calculation	33
Acquisition expense difference between as reported and cash bonus calculation	(3)
Adjusted EBITDA (for cash bonus calculation)	11,760

A-1

OPTIMIZERX CORPORATION 260 CHARLES STREET, SUITE 302 WALTHAM, MA 02453 SCAN TO VIEW MATERIALS & VOTE Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on June 10, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/OPRX2025 You may attend the Annual Meeting via live webcast and vote when prompted during the meeting. Have the information that is printed on this proxy card in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on June 10, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V74873-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY OPTIMIZERX CORPORATION The OptimizeRx Board of Directors recommends you vote “FOR ALL” of the Board’s nominees listed below in Proposal 1 and “FOR” Proposals 2 and 3. 1. Election of the five nominees listed below as directors to serve on the OptimizeRx’s Board of Directors until the 2026 annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, or removal. Nominees: 01) Lynn O’Connor Vos 02) Catherine Klema 03) James Lang 04) Patrick Spangler 05) Gregory D. Wasson 2. Advisory (non-binding) approval of the compensation of our named executive officers. 3. Ratification of UHY LLP as OptimizeRx’s independent registered public accounting firm for the 2025 fiscal year. For Against Abstain For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. NOTE: To transact such other business as may be properly brought before the Annual Meeting any adjournment or postponement thereof and any meeting which may be called in lieu thereof Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V74874-TBD OPTIMIZERX CORPORATION 2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 11, 2025, AT 10:00 AM EDT THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned stockholder(s) of OptimizeRx Corporation, a Nevada corporation (“OptimizeRx”), hereby appoint(s) Marion Odence-Ford and Edward Stelmakh, or either of them, acting individually or in the absence of others, each with the full power to appoint his/her substitute, as the true and lawful attorneys, agents, and proxies of the undersigned, to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock, par value $0.001 per share (the “Common Stock”), of OptimizeRx that the stockholder(s) is/are entitled to vote, and with all powers that the undersigned would have if present at OptimizeRx’s 2025 Annual Meeting of Stockholders to be held virtually at 10:00 AM, Eastern Daylight Time, on June 11, 2025, and any adjournment or postponement thereof and any meeting which may be called in lieu thereof. The undersigned hereby revokes any other proxy or proxies previously given to vote or act with respect to the Common Stock held by the undersigned, and hereby ratifies and confirms all actions the herein named attorneys, agents, and proxies, their substitutes, or any of them may lawfully take by virtue hereof. THE SHARES REPRESENTED BY THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE. IF NO SUCH DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR ALL” NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS 2 AND, 3, AND, TO THE EXTENT AUTHORIZED UNDER RULE 14A-4(C) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, IN THE DISCRETION OF THE PROXIES NAMED HEREIN OR THEIR SUBSTITUTES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF AND ANY MEETING WHICH MAY BE CALLED IN LIEU THEREOF. IMPORTANT PLEASE MARK, SIGN, DATE, AND RETURN YOUR PROXY CARD PROMPTLY. (Continued and to be signed and dated on reverse side)